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EXHIBIT (a)(1)(C)

WORLD HEART CORPORATION

AMENDED AND RESTATED OFFER TO AMEND AND EXCHANGE

THE OFFER EXPIRES AT
5:00 P.M., PACIFIC DAYLIGHT TIME, ON JULY 19, 2005
UNLESS WE EXTEND THE OFFER

        World Heart Corporation is referred to in this Amended and Restated Offer to Amend and Exchange (this "Offer") as "WorldHeart", "we" or "us," and eligible holders of outstanding warrants are referred to in this Offer as "you."

        As a result of an interpretation we received from the SEC, we have released you from your obligation under the Conversion and Exercise Agreement you entered into with us to exercise the amended warrants within 14 days after the date on which the shareholders of WorldHeart approve the acquisition by WorldHeart of either all of the assets or all of the outstanding shares of MedQuest Products, Inc. ("MedQuest") and the simultaneous investment, directly or indirectly, by Maverick Venture Management, LLC ("Maverick") of $12,000,000 in WorldHeart (together, the "MedQuest Transaction").

        As a result of a further interpretation we received from the SEC, we are providing this Amended and Restated Offer to Amend and Exchange to include certain financial information that was previously incorporated by reference herein, to amend the conditions to our offer and clarify certain other items. We urge you to carefully read this Offer document.

        Through this Offer, we are offering to you the opportunity to amend any or all of your outstanding warrants, issued pursuant to our Purchase Agreement, dated as of September 15, 2004. We are proposing only two modifications. First, the exercise price would be decreased from $1.55 per share to $1.00 per share. Second, you would be required to exercise the amended warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction. For more information on the MedQuest Transaction please see our definitive Proxy Statement dated June 20, 2005 (the "Proxy Statement") referred to in Section 14 of this Offer. We cannot currently require you to exercise your warrants.

        To accept the Offer and amend your warrants, you must return (1) your Election Form, included with this Offer, and (2) your warrants, and we must receive them on or prior to 5:00 p.m. Pacific Daylight Time on July 19, 2005. If the Offer is not withdrawn or terminated, we will amend your warrants and return them to you in a form that incorporates the two proposed modifications. We have provided to you along with this Offer a form of warrant which reflects the terms and conditions of the amended warrants.

        We and our affiliates are prohibited by Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from amending any of the warrants outside of the Offer until after the expiration of the tenth business day following the expiration or termination of the Offer. Following that time, and whether any of the warrants have been amended pursuant to the Offer or not, we expressly reserve the absolute right, in our sole discretion from time to time in the future, to amend any of the warrants through privately negotiated transactions, tender offers, exchange offers or otherwise, upon terms and conditions as we may determine, which may be to set an exercise price for any warrant greater or less than the exercise price proposed pursuant to the Offer and could involve the payment of additional consideration. We cannot assure you as to which, if any, of these alternatives, or combinations thereof, we will pursue.

        THE PROCEDURE FOR AMENDING YOUR WARRANTS ARE SET FORTH ON PAGE 7 OF THIS OFFER.

July 8, 2005

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SUMMARY OF TERMS

        THE FOLLOWING SUMMARY OF TERMS CONTAINS THE MOST MATERIAL TERMS OF THE OFFER. WE URGE YOU TO READ IT CAREFULLY. WE ALSO URGE YOU TO READ CAREFULLY THE REMAINDER OF THIS OFFER BECAUSE IT CONTAINS ADDITIONAL IMPORTANT INFORMATION NOT CONTAINED IN THIS SUMMARY OF TERMS. WE HAVE INCLUDED REFERENCES TO THE RELEVANT SECTIONS ELSEWHERE IN THIS OFFER WHERE YOU CAN FIND A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY OF TERMS.

        IN ADDITION, WE URGE YOU TO REVIEW THE INFORMATION IN OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, AS AMENDED, OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2005 AND OUR DEFINITIVE PROXY STATEMENT, DATED JUNE 20, 2005, AS THESE DOCUMENTS CONTAIN IMPORTANT FINANCIAL INFORMATION AND OTHER RELEVANT INFORMATION ABOUT US. ALL OF THESE DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM US OR FROM THE SEC. PLEASE SEE SECTION 14 IN THIS OFFER FOR ADDITIONAL INFORMATION ON WHERE AND HOW THESE DOCUMENTS CAN BE OBTAINED.

1.     WHAT IS THE OFFER?

        We are offering to the holders of currently outstanding warrants (issued pursuant to our Purchase Agreement, dated as of September 15, 2004) the opportunity to amend any or all of their warrants. We are proposing two modifications — first, to decrease the exercise price of the warrants from $1.55 per share to $1.00 per share, and, second, to require you to exercise the amended warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction.

        Please see Section 1 in this Offer for additional information.

2.     WHY ARE WE MAKING THE OFFER?

        We are making this Offer to enable us to require warrantholders to exercise their warrants so that we can comply with a condition of the agreement we entered into with Maverick (the "Maverick Agreement") to issue 8,888,889 common shares at a price of $1.35 per common share for total gross proceeds of $12,000,000, and so that we can raise additional working capital to be used, among other things, for general corporate purposes.

        Please see Section 1 in this Offer for additional information.

3.     IS THE OFFER CONDITIONED ON THE OCCURRENCE OR NON-OCCURRENCE OF ANY EVENTS?

        The Offer is conditioned on acceptance of the Offer by holders of warrants to purchase 100% of the aggregate number of shares issuable upon exercise of all the warrants and shareholder approval of the resolution described in Section 6 of this Offer. In addition, the Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Offer. Once the Offer has expired, the conditions will no longer apply. The events include, among other things:

  •
  a government proceeding challenging the Offer; or

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  a lawsuit challenging the Offer.

        Please see Section 6 in this Offer for additional information.

4.     ARE YOU OBLIGATED TO ACCEPT THE OFFER? IF YOU CHOOSE NOT TO ACCEPT, DO YOU HAVE TO DO ANYTHING?

        No. You do not have to accept the Offer. However, if the Offer is unsuccessful and Maverick does not waive the condition that all of the warrants be exchanged and exercised, the MedQuest Transaction will not go forward. Again, you are free to decide, and we cannot advise you of what action you should take.

        If you decide not to accept the Offer, you do not need to do anything, and your warrants will remain outstanding until they expire by their terms or are exercised.

        Please see Section 1 in this Offer for additional information.

5.     WHAT DO WE AND OUR BOARD OF DIRECTORS THINK OF THE OFFER?

        Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept the Offer or not. You should not consider the Board's approval to be a recommendation as to whether you should accept the Offer or not. You must make your own decision whether to accept the Offer and amend your warrants or not.

        Please see Section 1 in the Offer for additional information.

6.     WHAT ARE THE KEY DATES OF THE OFFER?

DATE	EVENT
June 20, 2005	Commencement of the Offer
July 19, 2005 (at 5:00 p.m., Pacific Daylight Time)	Expiration of the Offer
Promptly after the expiration of the Offer	Amend warrants

        Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. If we extend the Offer, we will continue to accept properly completed Election Forms and Withdrawal Forms until the new expiration date. We may also cancel the Offer upon the occurrence of certain events.

        Please see Sections 2, 3, 5 and 6 in this Offer for additional information.

7.     WHO IS ELIGIBLE TO ACCEPT THE OFFER?

        All of the holders of outstanding warrants (issued pursuant to our Purchase Agreement, dated as of September 15, 2004) are eligible to accept the Offer. Those who have previously exercised their warrants are not eligible to accept the Offer.

        Please see Section 1 in this Offer for additional information.

8.     WHAT ARE THE PROPOSED AMENDMENTS?

        The two proposed modifications are as follows:

PROVISIONS	CURRENT	AS AMENDED
Exercise price	$1.55 per share	$1.00 per share
Your obligation to exercise your outstanding warrants	No obligation to exercise	Obligation to exercise within 14 days of date on which our shareholders approve the MedQuest Transaction

        Please see Section 1 in this Offer for additional information.

9.     WHAT WILL HAPPEN AS OF THE EXPIRATION OF THE OFFER?

        As of the expiration of the Offer, the warrants you deliver with your valid Election Form will be amended.

        For example, if you properly deliver your outstanding warrant to purchase 10,000 of our common shares exercisable at $1.55 per share, at the expiration of the Offer your warrant will be amended to purchase 10,000 of our common shares at $1.00 per share, and while we cannot currently require you to exercise your outstanding warrants, you would be required to exercise the amended warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction.

        Please see Section 1 in this Offer for additional information.

10.   IF YOU CHOOSE TO AMEND YOUR WARRANTS, DO YOU HAVE TO AMEND ALL OF YOUR WARRANTS OR CAN YOU JUST AMEND SOME OF THEM?

        You are not required to amend all of your warrants. However, the Offer is conditioned on acceptance by holders of warrants to purchase 100% of the aggregate number of shares issuable upon exercise of all the warrants as described in Section 6 of this Offer and if you agree to amend less than all of your warrants we would have to determine whether to waive this Offer condition otherwise our Offer would fail. If we do waive this condition and if you agree to amend less than all of your warrants, the remaining warrants not amended will remain outstanding until they expire by their terms or are exercised.

        Please see Section 1 in this Offer for additional information.

11.   WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED AND, IF SO, HOW WILL YOU BE NOTIFIED IF IT IS EXTENDED?

        The Offer is scheduled to expire at 5:00 p.m., Pacific Daylight Time, on July 19, 2005. Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Eastern Daylight Time, on the business day immediately following the previously scheduled expiration date of the Offer.

        Please see Sections 5 and 6 in the Offer for additional information.

12.   WILL THE COMMON SHARES UNDERLYING THE AMENDED WARRANTS BE REGISTERED AND FREELY TRADABLE?

        Our prospectus, dated October 14, 2004, covers the issuance of the shares underlying your warrants and consequently the shares underlying the amended warrants. The prospectus was filed as part of the Registration Statement on Form F-3 (File No. 333-119750) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). You should read the prospectus carefully, especially the risk factors included in the prospectus before you decide whether or not to participate in the Offer.

        Please see "Certain Risks of Accepting the Offer" and Section 1 in this Offer, and "Certain Risks of Accepting the Offer" in the Offer, for additional information.

13.   WHAT ARE THE TAX CONSEQUENCES OF YOU AMENDING YOUR WARRANTS PURSUANT TO THE OFFER?

        As discussed in the Offer, under the heading "United States Federal Income Tax Consequences," you should not be required to recognize income for U.S. federal income tax purposes as a result of amending your warrants.

        Subject to the certain exceptions discussed in the Offer, under the heading "United States Federal Income Tax Consequences," upon the exercise of an amended warrant, you will not recognize gain or loss, except to the extent of cash, if any, received in lieu of the issuance of fractional shares of common shares, and will have an adjusted tax basis in the common shares acquired pursuant to such exercise equal to your tax basis in the amended warrant.

        You should consult with your own personal advisors as to the tax consequences of your participation in the Offer. Tax consequences may vary depending on your individual circumstances.

        Please see Section 12 in the Offer for additional information.

14.   WHAT SHOULD YOU DO TO AMEND YOUR WARRANTS?

        If you decide to amend your warrants, you must properly deliver to us, by 5:00 p.m., Pacific Daylight Time, on July 19, 2005 (or such later date and time as we may extend the expiration of the Offer):

  •
  a properly completed and executed Election Form; and

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  your warrants.

        We reserve the right to reject any or all Election Forms and warrants that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the Offer, we presently expect that promptly after the expiration of the Offer, we will amend your warrants pursuant to the Offer.

        Please see Section 2 in this Offer for additional information.

15.   CAN YOU WITHDRAW YOUR ELECTION FORM AND WARRANTS AFTER DELIVERING THEM?

        Yes. To withdraw your Election Form and warrants, you must properly complete, sign and date the Withdrawal Form included with the Offer and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than 5:00 p.m., Pacific Daylight Time, on July 19, 2005, the expiration of the Offer (or such later date and time if we extend the Offer), at: World Heart Corporation, Attention: Rich Juelis, Vice President, Finance and Chief Financial Officer, 7799 Pardee Lane, Oakland, California 94621.

        Once you have withdrawn your Election Form and warrants, you may again accept the Offer only by repeating the delivery procedures described in the Offer before the expiration of the Offer.

        Please see Section 3 in this Offer for additional information.

16.   WHO CAN YOU TALK TO IF YOU HAVE QUESTIONS ABOUT THE OFFER?

        If you have any questions concerning the Offer, this Offer or any other document accompanying or referred to in this Offer, or to request additional copies of any such documents, please contact Rich Juelis, Vice President, Finance and Chief Financial Officer at World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621, by telephone at (510) 563-5000 or by email at richard.juelis@worldheart.com. We cannot and will not provide you any advice regarding your decision whether to accept the Offer and amend your warrants or not.

        Please see Sections 5, 9 and 14 in this Offer for additional information.

CERTAIN RISKS OF ACCEPTING THE OFFER

        In addition to the risks described on pages 51 through 57 of the Proxy Statement, the decision to amend your warrants pursuant to the terms of the Offer involves the additional risk below that you should carefully consider.

        By amending your warrants, you will be required to exercise your warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction

        The warrants do not currently provide us with an option to require you to exercise your warrants. One of the two proposed modifications is that you will be required to exercise your warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction.

        If you accept our Offer and you exercise your warrants, then your investment will be subject to the risks described on pages 51 through 57 of the Proxy Statement and on pages 3 through 8 of the Registration Statement.

THE OFFER

1.     Purpose and Terms.

        We are offering to you and other holders of currently outstanding warrants issued pursuant to our Purchase Agreement, dated as of September 15, 2004, the opportunity to amend any or all of your warrants. We are proposing only two modifications. First, the exercise price would be decreased from $1.55 per share to $1.00 per share. Second, while we cannot currently require you to exercise your outstanding warrants, you would be required to exercise the amended warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction.

        Pursuant to an Asset Purchase Agreement we entered into with MedQuest on January 31, 2005, as amended on March 22, 2005 (the "MedQuest Agreement") we will acquire all of the assets and business of MedQuest, assume substantially all of MedQuest's contracts and licenses, assume responsibility for certain liabilities of MedQuest, including amounts outstanding to its majority shareholder, Maverick, for loans to fund continuing operations between the date of signing the MedQuest Agreement and completion of the MedQuest Transaction, issue 9,300,000 common shares to MedQuest, valued at $1.35 per common share, and pay $10,000 in cash. Concurrently with the MedQuest Agreement, we entered into the Maverick Agreement pursuant to which we will issue 8,888,889 common shares to Maverick at a price of $1.35 per common share for total gross proceeds of $12,000,000, and pay $3,500,000 owed to Maverick by MedQuest for loans to fund the continuing operations of MedQuest between the date of signing the MedQuest Agreement and closing of the MedQuest Transaction. Maverick and MedQuest agreed to complete the MedQuest Transaction contingent on WorldHeart obtaining the agreement of the debentureholders and warrantholders who invested in September 2004 to convert their debentures and to exercise their warrants. For more information on the MedQuest Transaction please see pages 66 through 84 and Appendix G to our Proxy Statement referred to in Section 14 of the Offer.

        We are making this Offer so that we can require you to exercise the warrants within 14 days of the expiration of the Offer. We want to be able to require you to exercise your warrants so that we can comply with a condition in the Maverick Agreement, and to raise additional working capital to be used, among other things, for general corporate purposes.

        The Offer is being made only for outstanding, unexercised warrants issued pursuant to our Purchase Agreement, dated as of September 15, 2004, and does not in any way apply to shares purchased, whether upon the exercise of warrants or otherwise, nor does it apply to any other of our outstanding warrants or options. If you have previously exercised a warrant, that warrant is no longer outstanding and is therefore not subject to the Offer. If you have exercised a warrant in part, the remaining unexercised portion of that warrant is outstanding and may be delivered to accept the Offer. Warrants for which you have properly submitted an exercise form and the exercise price prior to the date of the commencement of the Offer will be considered exercised to that extent, whether or not you have received confirmation of the exercise or the shares purchased. As of June 20, 2005, there were 10,665,000 outstanding warrants to purchase an aggregate of 10,665,000 of our common shares, all of which are eligible under the Offer.

        If you accept the Offer, your warrants will be amended as described in this Offer. You are not required to amend all of your warrants to accept the Offer. If you amend less than all of your warrants, your remaining warrants will remain outstanding until they expire by their terms or are exercised.

        You do not have to accept the Offer. If you decide not to accept the Offer, you do not need to do anything and your warrants will remain outstanding until they expire by their terms or are exercised.

        Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept the Offer or not. You should not consider the Board's approval to be a recommendation as to whether you should accept the Offer or not. You must make your own decision whether to accept the Offer and amend your warrants or not. Please see "Certain Risks of Accepting the Offer" above for additional information.

        Our common shares issuable upon exercise of your warrants were registered pursuant to a Registration Statement on Form F-3 (File No. 333-119750) under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely trading shares. Following the amendment of your warrants, the common shares issuable upon exercise of the amended warrant will be registered pursuant to the same Registration Statement. The prospectus, dated as of October 14, 2004, covers the shares underlying your warrants and the amended warrants and is a part of the Registration Statement. You should read the prospectus carefully, especially the section entitled "Risk Factors," before you decide whether to tender your warrants. Additional information that is included in the Registration Statement, but not in the prospectus, is available at the website of the Securities and Exchange Commission, or the SEC, at http://www.sec.gov and can be obtained from us free of charge.

        We issued your warrants to you in a private placement pursuant to Regulation D of the Securities Act and, to the extent that amending the warrants would constitute the issuance of a new security, the amended warrants are issued pursuant to Section 3(a)(9) of the Securities Act.

2.     Procedure to Accept the Offer and Amend Warrants.

        To accept the Offer, you must properly complete, sign and date the Election Form included with the Offer and mail or otherwise deliver to us the Election Form and your warrants so that we receive them no later than 5:00 p.m., Pacific Daylight Time, on July 19, 2005, the expiration of the Offer (or such later date and time if we extend the Offer), at: World Heart Corporation, Attention: Rich Juelis, Vice President, Finance and Chief Financial Officer, 7799 Pardee Lane, Oakland, California 94621.

        The Election Form must be executed by the record holder of the warrants. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signatory's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Election Form.

        If you do not submit an Election Form or your warrants prior to the expiration of the Offer, or if you submit an incomplete or incorrectly completed Election Form, you will be considered to have rejected the Offer.

        THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT YOUR OWN RISK. If you wish to deliver your Election Form or your warrants by regular mail, we urge you to mail sufficiently in advance of the expiration date to ensure we receive them prior to the expiration of the Offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION DATE AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

3.     Withdrawal Rights.

        You may change your election and withdraw from the Offer your previously delivered Election Form and warrants only if you properly complete, sign and date the Withdrawal Form included with the Offer and mail or otherwise deliver the Withdrawal Form to us so that we receive it no later than 5:00 p.m., Pacific Daylight Time, on July 19, 2005, the expiration of the Offer (or such later date and time if we extend the Offer), at: World Heart Corporation, Attention: Rich Juelis, Vice President, Finance and Chief Financial Officer, 7799 Pardee Lane, Oakland, California 94621. You may also withdraw your previously delivered Election Form and warrants pursuant to Rule 13e-4(f)(2)(ii) under the Exchange Act, if they have not been accepted by us for payment within 40 business days from the commencement of the Offer. Delivery of the Withdrawal Form by facsimile will not be accepted.

        The Withdrawal Form must be executed by the record holder of the warrants to be withdrawn. However, if the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signatory's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Withdrawal Form.

        THE METHOD OF DELIVERY OF YOUR WITHDRAWAL FORM IS AT YOUR OWN RISK. If you wish to deliver your Withdrawal Form by regular mail, we urge you to mail the form sufficiently in advance of the expiration date to ensure we receive it prior to the expiration of the Offer. We also recommend that you use certified mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Delivery will be deemed made only when actually received by us. WE WILL STRICTLY ENFORCE THE EXPIRATION DATE AND THERE CAN BE NO EXCEPTIONS TO THE EXPIRATION TIME.

        After you have withdrawn your previously delivered Election Form and warrants, if you decide to accept the Offer, you may deliver a properly completed Election Form and your warrants again before the expiration of the Offer only by again following the specified delivery procedures described in this Offer.

4.     Acceptance of Warrants and Issuance of Amended Warrants.

        The Offer is scheduled to expire at 5:00 p.m., Pacific Daylight Time, on July 19, 2005. Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. If the Offer is extended, we will announce the extension no later than 9:00 a.m., Eastern Daylight Time, on the business day immediately following the previously scheduled expiration date of the Offer.

        Upon the terms and subject to the conditions of the Offer, we expect, upon and as of the expiration of the Offer, to:

  •
  accept for amendment warrants properly tendered and not validly withdrawn;

  •
  amend such warrants; and

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  issue amended warrants in exchange for tendered warrants.

        Promptly after the expiration of the Offer, we will issue or cause to issue to you your amended warrants to which you are entitled under the Offer. If we withdraw the Offer or if, at the expiration date, we do not accept the tender of your warrants for any valid reason described in this Offer, we will promptly return to you your tendered warrants.

        If you elect to tender your outstanding warrants and you do so according to the procedures described in this Offer, you will have accepted the Offer. Our acceptance of your outstanding warrants for tender will form a binding agreement between you and us upon the terms and subject to the conditions of the Offer upon the expiration of the Offer.

        If you elect not to participate in the Offer, your warrants will remain outstanding until they expire by their terms or are exercised, and you will not have any rights to the amended warrants.

5.     Extension of Offer; Termination; Amendment.

        We may, from time to time, extend the period of time during which the Offer is open and delay accepting any tendered warrants by, in addition to the procedure set forth in Section 4, giving oral or written notice of the extension to eligible warrantholders. If we extend the Offer, we will continue to accept properly completed Election Forms until the new expiration date.

        We also expressly reserve the right, in our reasonable judgment, prior to the expiration, to terminate or amend the Offer and to postpone our acceptance of any tendered warrant upon the occurrence of any of the conditions specified under Section 6, by, in addition to the procedure set forth in Section 4, giving oral or written notice of the termination, amendment or postponement. Our reservation of the right to delay our acceptance of tendered warrants is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the warrants tendered promptly after termination or withdrawal of a tender offer.

        Amendments to the Offer may be made at any time and from time to time by an announcement. In the case of an extension, the announcement must be issued no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made pursuant to the Offer will be disseminated promptly to holders of warrants in a manner reasonably designated to inform such holders of such amendment. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

6.     Conditions of the Offer.

        Notwithstanding any other provision of the Offer, we will not be required to accept any Election Forms and warrants, and we may terminate or amend the Offer, or postpone our acceptance of any Election Forms and warrants, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the commencement of the Offer and before the expiration of the Offer, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with the acceptance of Election Forms and warrants:

        (a)   our shareholders shall not have passed at our annual and special meeting of shareholders a resolution approving the reduction of the exercise price of the warrants from $1.55 per common share to $1.00 per common share for a period of 14 days following the approval of such resolution;

        (b)   there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the amendment of the warrants, or otherwise relates in any manner to the Offer;

        (c)   there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

  •
  make the acceptance of the warrants illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

  •
  delay or restrict our ability, or render us unable, to accept, some or all of the warrants; or

  •
  materially and adversely affect our business, condition (financial or other), income, operations or prospects;

        (d)   there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

  •
  the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States;

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  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

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  any significant fluctuation in the market price of our common shares or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operations or prospects or on the trading in our common shares;

  •
  any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

  •
  in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

  •
  any decline in either the Dow Jones Industrial Average, The Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on June 20, 2005;

        (e)   a tender or exchange offer with respect to some or all of our common shares, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

  •
  any person, entity or "group," within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding common shares, or any new group shall have been formed that beneficially owns more than 5% of our outstanding common shares, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before June 20, 2005;

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  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 29, 2004 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of our outstanding common shares; or

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  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us.

        (f)    the Offer is not accepted by holders of warrants which are exercisable for 100% of the aggregate number of common shares issuable upon exercise of all of the warrants.

        The conditions to the Offer are for our benefit. We may waive them, in whole or in part, at any time and from time to time prior to the expiration, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described above will be final and binding upon all persons.

7.     Price Range of Common Shares.

        Please refer to pages 50 and 51 of the Proxy Statement, which are incorporated herein by reference.

        On July 7, 2005, the closing price of our common shares on The Nasdaq National Market was $1.15 per share.

        We recommend that you evaluate current market quotes for our common shares, among other factors, before deciding whether or not to tender your warrants for exercise.

8.     Source and Amount of Consideration; Description of Warrants.

        If we receive and accept tenders from all eligible holders of warrants, subject to the terms and conditions of this Offer, we will issue amended warrants to purchase an aggregate of approximately 10,665,000 of our common shares. The 10,665,000 shares issuable upon exercise of the amended warrants would constitute 62.4% of the 17,101,400 of our common shares outstanding as of June 20, 2005.

  Description of Outstanding Warrants.

        Each outstanding warrant entitles the registered holder to purchase a predetermined number of our common shares at a price per share of $1.55 (subject to adjustment as provided by the terms of the warrants and warrant indenture). The warrantholders may exercise the warrants on or before September 15, 2009. We may call the warrants at any time should the closing price of the common shares equal or exceed $4.50 on NASDAQ for 20 consecutive trading days and the warrantholders must exercise their rights prior to the expiration of a 30-day notice period or any and all further exercise rights with respect to that portion of their warrants shall cease upon the expiration of the notice period. In any three-month period no more than the lesser of (i) 20% of the aggregate amount of warrants initially issued to a warrantholder, or (ii) the number of warrants held by the warrantholder, may be called by us and we may not call additional warrants in any subsequent three-month period unless all the conditions are again met. All warrants must be called simultaneously and on the same terms and conditions. It shall be a condition to any transfer or exchange of warrants that the transferring warrantholder and the new warrantholder enter into a written agreement pursuant to which they agree to allocate on a pro rata basis any call of warrants by us, such that we shall have the right to call the same number of warrants that we would have called if the transfer or exchange had not occurred, occurring from and after the effective date of such transfer or exchange.

        If some changes occur to our capitalization, such as a stock split or stock dividend of the common shares, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately. In the event of any consolidation, merger or reorganization involving WorldHeart, the warrants may be exercised and redeemed as if they had been exercised prior to the transaction. No fractional shares will be issued upon exercise of the warrants. We will instead pay cash to the exercising warrantholder equal to the product of the fraction multiplied by the closing price of one common share as reported by NASDAQ on the date of the exercise.

        The warrants were issued in registered form. We act as our own warrant agent for registration and permissible transfers of the warrants. Holders of warrants do not have the rights or privileges of holders of common shares.

  Description of Amended Warrants.

        You will receive an amended warrant in exchange for each warrant validly tendered pursuant to the Offer. Each amended warrant will differ from the tendered warrant in two ways. First, the amended warrants are exercisable at $1.00 per share, while the outstanding warrants are exercisable at $1.55 per share. Second, the amended warrants require the holders to exercise their warrants within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction, while the outstanding warrants do not permit us to require the holders to exercise their warrants.

        The expiration date, the manner of transferring ownership, the provisions for adjustments to exercise price, the method of exercising and all other terms of the amended warrants will be the same as the outstanding warrants.

        As with the outstanding warrants, there is no established trading market for the amended warrants.

9.     Information Concerning World Heart Corporation.

        Please refer to pages 19 through 21 of the Proxy Statement, which are incorporated herein by reference.

        For financial statements and additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 2004, as amended by our Annual Report on Form 10-KSB/A, filed with the SEC on June 20, 2005, our Quarterly Report on Form 10-QSB for the quarters ended March 31, 2005, and our Current Reports on Form 6-K dated February 1, 2005, and 8-K dated March 23, 2005, April 11, 2005, April 28, 2005, May 18, 2005, June 2, 2005, June 20, 2005 and June 29, 2005 that we have filed with the SEC.

10.   Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Warrants and Our Common Shares.

        No officer or director of WorldHeart is a holder of our warrants. The information set forth in the Proxy Statement under the caption "Warrant Amendment Resolution — Amendment to September 2004 Warrants" at the top of page 86 is incorporated herein by reference.

        The information set forth in the Proxy Statement under the captions "Option Grants in Last Fiscal Year" on page 45, "Election of Directors" on pages 61 through 64 and "Employee Stock Option Benefits" on page 90 is incorporated herein by reference.

        The information set forth in the following Form 4 filings is incorporated herein by reference: Form 4 filed by D. Mark Goudie on May 5, 2005; Form 4 filed by Jal S. Jassawalla on May 9, 2005; Form 4 filed by Phillip Miller on May 16, 2005; Form 3 filed by A. Richard Juelis on June 6, 2005; Form 3 filed by John J. Vajda on June 13, 2005.

11.   Legal Matters; Regulatory Approval.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the tender of the warrants pursuant to the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the tender of the warrants as contemplated herein, other than such other approvals as have been or are expected to be obtained by us. We are unable to predict whether we may be required to delay the acceptance of tendered warrants and the issue of amended warrants pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept any tendered warrants is subject to conditions, including the conditions described in Section 5.

12.   Certain Material United States Federal Income Tax Consequences.

United States Federal Income Tax Considerations

        The following is a description of the material United States federal income tax consequences that may be relevant with respect to the exchange of your warrants for amended warrants pursuant to the Offer and ownership and disposition of common shares received upon the exercise of the amended warrants. This summary addresses only the United States federal income tax considerations of holders that will hold their amended warrants or common shares as capital assets. This summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, tax-exempt entities, persons that received common shares as compensation for the performance of services, persons that will hold amended warrants or common shares as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for United States federal income tax purposes, persons that have a "functional currency" other than the United States dollar or holders that own (or are deemed to own) 5% or more (by voting power or value) of the stock of WorldHeart. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences of the exchange of your warrants for amended warrants pursuant to the Offer and ownership and disposition of common shares received upon the exercise of the amended warrants. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a warrant, amended warrant or common shares, as the case may be, that, for United States federal income tax purposes, is: (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if such trust validly elects to be treated as a United States person for United States federal income tax purposes or if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons have the authority to control all of the substantial decisions of such trust. A "Non-U.S. Holder" is a beneficial owner of a warrant, amended warrant or common shares, as the case may be, that is not a U.S. Holder.

        If a partnership (or any other entity treated as a partnership for United States federal income tax purposes) holds warrants, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences. Holders should consult their own tax advisors with respect to the United States federal, state, local and foreign tax consequences of the exchange of the warrants for the amended warrants pursuant to the Offer and ownership and disposition of common shares received upon the exercise of the amended warrants.

Exchange of Warrants for Amended Warrants

        Although the issue is unclear, we intend to take the position that an exchange of warrants for amended warrants will constitute a recapitalization for United States federal income tax purposes. Under this treatment, (i) a holder who exchanges warrants for amended warrants will not recognize any gain or loss for United States federal income tax purposes as a result of the exchange, (ii) such holder's tax basis in the amended warrants received will be equal to the holder's tax basis in the warrants exchanged therefor, and (iii) the holding period of the amended warrants will include the holding period of the warrants exchanged therefor. A holder's United States federal income tax basis in the warrants will be equal generally to the value allocated to such warrants when such warrants were issued pursuant to our Securities Purchase Agreement, dated as of September 15, 2004.

        Subject to the discussion below under "Special Tax Rules", if our treatment of an exchange of warrants for amended warrants were successfully challenged and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders would be required to recognize capital gain or loss equal to the difference between the fair market value of the amended warrants received and the U.S. Holder's tax basis in the warrants exchanged therefor. Such gain or loss would be short-term capital gain or loss because the warrants have been outstanding for less than one year. Short-term capital gain is generally subject to taxation as ordinary income. Also, under this treatment, a U.S. Holder's tax basis in the amended warrants received would be equal to the fair market value of the amended warrants on the date of the exchange, and the holding period of the amended warrants would begin on the day after the date of the exchange.

        Similarly, if our treatment of an exchange of warrants for amended warrants were successfully challenged and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging Non-U.S. Holders would generally be subject to U.S. taxation in accordance with the rules described below under "Sale or Repurchase of Amended Warrants."

Exercise of Amended Warrants

        Subject to the discussion below under "Special Tax Rules", upon the exercise of an amended warrant, a U.S. Holder will not recognize gain or loss, except to the extent of cash, if any, received in lieu of the issuance of fractional shares of common shares, and will have an adjusted tax basis in the common shares acquired pursuant to such exercise equal to such U.S. Holder's tax basis in the amended warrant. The holding period for such common shares so acquired will generally commence on the day of the exercise of the amended warrant. If any cash is received in lieu of fractional shares of common shares, the U.S. Holder will recognize gain or loss in an amount and of the same character that such U.S. Holder would have recognized if such U.S. Holder had received such fractional shares and immediately sold them for cash back to us.

Sale or Repurchase of Amended Warrants

        Subject to the discussion below under "Special Tax Rules," the sale of an amended warrant will result in the recognition of capital gain or loss to the U.S. Holder in an amount equal to the difference between the amount realized and such U.S. Holder's tax basis in the amended warrant. It is unclear whether the repurchase of an amended warrant by us would be treated as a sale or exchange. If the repurchase of amended warrants is treated as a sale or exchange, it will generally result in capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the amended warrants surrendered in the repurchase. The capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the amended warrants surrendered in the repurchase is more than one year at the time of the repurchase. Long-term capital gains recognized by certain non-corporate U.S. Holders generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

        If the repurchase of amended warrants is treated as giving rise to a dividend, U.S. Holders will be subject to tax in accordance with the treatment described below under "United States Federal Income Tax Considerations — Distributions."

        Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," a Non-U.S. Holder of amended warrants generally will not be subject to United States federal income or withholding tax on any gain realized on the sale or repurchase of the amended warrants unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States or (ii) in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale or repurchase and certain other conditions are met.

Lapse of Amended Warrants

        Subject to the discussion below under "Special Tax Rules", if an amended warrant expires unexercised, a U.S. Holder will recognize a capital loss equal to such U.S. Holder's tax basis in the amended warrant. Such capital loss may, subject to certain limitations, be used to offset capital gains, if any, otherwise realized by a U.S. Holder.

Adjustments to Amended Warrants

        Under Section 305 of the Code, adjustments to the exercise price or conversion ratio of the warrants, or the failure to make such adjustments, under certain circumstances may result in the receipt of taxable constructive dividends by a U.S. Holder.

Distributions With Respect to Common Shares Received Upon Exercise of Amended Warrants

        Subject to the discussion below under "Special Tax Rules", the gross amount of any distribution by WorldHeart of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of WorldHeart) with respect to common shares, before reduction for any Canadian taxes withheld therefrom, will be includible in income by a U.S. Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of WorldHeart as determined under United States federal income tax principles. Subject to the discussion below under "Special Tax Rules — Passive Foreign Investment Company Considerations," non-corporate U.S. Holders generally may be taxed on dividend distributions made in taxable years beginning before December 31, 2008 at the lower rates applicable to long term capital gains (i.e., gains with respect to capital assets held for more than one year). Such non-corporate U.S. Holders must satisfy certain holding period and risk requirements in order to qualify for the lower rates. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. The source of such dividend will depend on the amount of income of WorldHeart that is effectively connected with a U.S. trade or business in certain tax years. Non-U.S. Holders should consult their tax advisors concerning the United States federal income tax consequences of the distributions received from WorldHeart. WorldHeart believes that it will not make any distributions in the foreseeable future.

        Subject to the discussion below under "Special Tax Rules", to the extent, if any, that the amount of any distribution by WorldHeart exceeds WorldHeart's current and accumulated earnings and profits as determined under United States federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder's adjusted tax basis in the common shares and thereafter as capital gain. WorldHeart does not maintain calculations of its earnings and profits under United States federal income tax principles.

Sale or Exchange of Common Shares Received upon Exercise of Amended Warrants

        Subject to the discussion below under "Special Tax Rules", a U.S. Holder generally will recognize gain or loss on the sale or exchange of common shares equal to the difference between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in the common shares. Such gain or loss will be capital gain or loss. In the case of a non-corporate U.S. Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a U.S. Holder generally will be treated as United States source income or loss for United States foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        The initial tax basis of common shares to a U.S. Holder will be the U.S. dollar value of the Canadian dollar denominated purchase price determined on the date of purchase. If the common shares are treated as traded on an "established securities market," a cash basis U.S. Holder (or, if it elects, an accrual basis U.S. Holder) will determine the dollar value of the cost of such common shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Canadian dollars and the immediate use of that currency to purchase common shares generally will not result in taxable gain or loss for a U.S. Holder.

        With respect to the sale or exchange of common shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis U.S. Holder and (ii) the date of disposition in the case of an accrual basis U.S. Holder. If the common shares are treated as traded on an "established securities market," a cash basis taxpayer (or, if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

        Subject to the discussion below under "Backup Withholding Tax and Information Reporting Requirements," a Non-U.S. Holder of common shares generally will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of such common shares unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States or (ii) in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Special Tax Rules

  Passive Foreign Investment Company Considerations.

        A Non-United States corporation will be classified as a "passive foreign investment company" (a PFIC) for United States federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average value of its gross assets is attributable to assets that produce "passive income" or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

        WorldHeart believes that it was not a PFIC for the calendar year 2004. Based on certain estimates of its gross income and gross assets and the nature of its business, WorldHeart believes that it will not be classified as a PFIC for its current taxable year. WorldHeart's status in future years will depend on its assets and activities in those years. WorldHeart has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC, but there can be no assurance that WorldHeart will not be considered a PFIC for any taxable year. If WorldHeart were a PFIC, a U.S. Holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment (including, the denial of the taxation of such dividends at the lower rates applicable to long-term capital gains, as discussed above under "Distributions") with respect to any gain from the sale or exchange of, and certain distributions with respect to, the common shares.

        If WorldHeart were a PFIC, a U.S. Holder of common shares could make a variety of elections that may alleviate the tax consequences referred to above, and one of these elections may be made retroactively. However, it is expected that the conditions necessary for making certain of such elections will not apply in the case of the common shares. U.S. Holders should consult their own tax advisors regarding the tax consequences that would arise if WorldHeart were treated as a PFIC.

  Controlled Foreign Corporation Considerations

        A non-United States corporation will be classified as a controlled foreign corporation (a "CFC") for United States federal income tax purposes in any taxable year of such corporation in which more than 50% of either (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned or considered owned (e.g., through the ownership of our warrants or convertible debentures), on any day during such taxable year, by United States persons who own or are considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation ("Ten Percent Shareholders"). The CFC rules provide that, even if the CFC has made no distributions to its shareholders, each Ten Percent Shareholder of a CFC is required to include in income each year such Ten Percent Shareholder's pro rata share of the CFC's Subpart F income and investment of earnings in United States property. To the extent a U.S. Holder is subject to United States federal income taxation under the CFC rules, such U.S. Holder will not be subject to United States federal income taxation under the PFIC rules described under "Special Tax Rules — Passive Foreign Investment Company Considerations." WorldHeart believes that it is a CFC currently. WorldHeart's potential status as a CFC in the future could change depending on the ownership of WorldHeart by Ten Percent Shareholders. Ten Percent Shareholders should consult their own tax advisors concerning United States federal income tax consequences of their particular situations.

Backup Withholding Tax and Information Reporting Requirements

        United States backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of stock or amended warrants. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, common shares or proceeds from the disposition of amended warrants made by a U.S. payor or U.S. middleman (including a CFC) to a holder of such common shares or amended warrants (other than an "exempt recipient," including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons). A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, common shares or proceeds from the disposition of the amended warrants made by a U.S. payor or U.S. middleman (including a CFC) to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Payments to a holder of common shares or amended warrants that is not a United States person will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder to the payor and the payor does not have actual knowledge or a reason to know that the certificate is incorrect. The backup withholding tax rate is 28% for years through 2010.

        In the case of such payments made to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of certain United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a United States person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

        THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE WARRANTS FOR THE AMENDED WARRANTS AND OWNERSHIP AND DISPOSITION OF COMMON SHARES RECEIVED UPON EXERCISE OF THE AMENDED WARRANTS. HOLDERS OF THE WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

13.   Fees and Expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of warrants pursuant to the Offer.

14.   Additional Information.

        On July 8, 2005, we filed with the SEC a Tender Offer Statement on Schedule TO/A (the "Schedule TO"), to which the Offer is an exhibit. The Offer does not contain all of the information contained in the Schedule TO, with its exhibits. We recommend that you review the Schedule TO, with its exhibits, and the following materials which we have filed with the SEC and incorporate herein by reference, before making a decision on whether to amend your warrants or not:

  •
  our Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on March 31, 2005, and amended by our Annual Report on Form 10-KSB/A, filed with the SEC on June 20, 2005;

  •
  our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed with the SEC on May 16, 2005;

  •
  the definitive Proxy Statement relating to our 2004 Annual and Special Meeting of Stockholders, filed with the SEC on June 20, 2005;

  •
  our Current Report on Form 6-K, filed with the SEC on February 1, 2005, and our Current Reports on Form 8-K, filed with the SEC on March 23, 2005, April 11, 2005, April 28, 2005, May 18, 2005, June 2, 2005, June 20, 2005 and June 29, 2005; and

  •
  the description of our common shares contained in our registration statement on Form F-3, filed with the SEC on October 14, 2004, including any amendments or reports filed for the purpose of updating that description.

        These filings and other information about us can be inspected and copied at prescribed rates at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, reports, proxy statements and other information that we file with the SEC are publicly available through the SEC's site on the Internet's Word Wide Web, located at http://www.sec.gov.

        We will provide without charge to each person to whom a copy of the Offer is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Rich Juelis, Vice President, Finance and Chief Financial Officer at World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621, (510) 563-5000 or by email at richard.juelis@worldheart.com.

        As you read the documents referred to in this section, you may find some inconsistencies in information from one document to another later dated document. Should you find inconsistencies between the filed documents, or between a filed document and the Offer, you should rely on the statements made most recently. The information contained in the Offer should be read together with the information contained in the filed documents to which we have referred you.

15.   Forward-Looking Statements.

        In the Offer, we refer to "forward-looking statements" with the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. However, neither Section 27A of the Securities Act nor Section 21E of the Exchange Act applies to statements made in connection with the Offer.

16.   Miscellaneous.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your warrants pursuant to the Offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer, the Election Form or any other related document. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

APPENDIX A

WORLD HEART CORPORATION

Audited Financial Statements
 For the years ended December 31, 2004 and 2003

MANAGEMENT'S STATEMENT OF RESPONSIBILITY

        Management is responsible for the preparation of the consolidated financial statements and all other information in the annual report. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and reflect management's best estimates and judgments. The financial information presented elsewhere in the annual report is consistent with the consolidated financial statements.

        Management has developed and maintains a system of internal controls to provide reasonable assurance that all assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information. Consistent with the concept of reasonable assurance, the Corporation recognizes that the relative cost of maintaining these controls should not exceed their expected benefits.

        The Audit Committee, which is comprised of independent directors, reviews the consolidated financial statements, considers the report of the external auditors, assesses the adequacy of the Corporation's internal controls, and recommends to the Board of Directors the independent auditors for appointment by the shareholders. The consolidated financial statements were reviewed by the Audit Committee and approved by the Board of Directors.

        The consolidated financial statements were audited by PricewaterhouseCoopers LLP, the external auditors, in accordance with generally accepted auditing standards on behalf of the shareholders.

Original signed by:	Original signed by:
JAL. S. JASSAWALLA	D. MARK GOUDIE
President	Chief Financial Officer

AUDITORS' REPORT TO THE SHAREHOLDERS OF WORLD HEART CORPORATION

        We have audited the consolidated balance sheets of World Heart Corporation as at December 31, 2004 and 2003, and the consolidated statements of operations, shareholders' equity (deficiency) and cash flow for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in Canada and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 in accordance with generally accepted accounting principles in the United States.

        On March 11, 2005,we reported separately to the shareholders of the Corporation on the consolidated financial statements for the same period, prepared in accordance with accounting principles generally accepted in Canada.

Ottawa, Canada	PRICEWATERHOUSECOOPERS LLP
March 11, 2005	Chartered Accountants

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Corporation's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Although we conducted our audits in accordance with generally accepted auditing standards in Canada and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated March 11, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements

Ottawa, Canada	PRICEWATERHOUSECOOPERS LLP
March 11, 2005	Chartered Accountants

WORLD HEART CORPORATION

CONSOLIDATED BALANCE SHEETS

(United States Dollars)

	December 31, 2004	December 31, 2003
ASSETS
Current assets
Cash and cash equivalents (note 4)	$3,818,767	$6,337,677
Short-term investments (note 4)	4,999,034	11,720,510
Trade and other receivables	4,238,049	3,894,911
Prepaid expenses	575,261	614,222
Inventory (note 5)	8,112,525	5,902,866

	21,743,636	28,470,186
Long-term receivable	318,553	—
Cash pledged as collateral for lease (note 17 (a))	750,000	527,997
Capital assets (note 6)	2,011,586	3,041,657
Goodwill	17,179,643	17,179,643
Intangible assets (note 7)	255,012	879,118
Other assets	—	81,468

	$42,258,430	$50,180,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,854,833	$8,214,090
Taxes payable (note 9)	832,000	—
Accrued compensation	1,343,364	1,748,364
Deferred revenue	1,607,622	176,573

	7,637,819	10,139,027
Convertible debentures (note 10)	8,177,140	—
Long-term obligation	16,368	—

	15,831,327	10,139,027

Commitments and contingencies (note 17)
Shareholders' equity
Common shares	214,616,061	212,457,492
Issued and outstanding — 15,744,522 common shares (December 31, 2003 — 15,023,689) (note 12)
Additional paid-in capital	11,451,267	1,081,977
Cumulative other comprehensive income	(6,285,577)	(6,285,577)
Accumulated deficit	(193,354,648)	(167,212,850)

	26,427,103	40,041,042

	$42,258,430	$50,180,069

Signed on behalf of the Board of Directors Original signed by John F. Carlson and C. Ian Ross
Director	Director

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(United States Dollars)

	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002
Revenue	$9,575,761	$6,775,807	$6,436,696
Cost of goods sold	(7,680,384)	(4,968,898)	(6,284,996)

Gross margin	1,895,377	1,806,909	151,700

Expenses
Selling, general and administrative	(13,363,796)	(7,263,759)	(6,686,437)
Research and development (note 13)	(5,838,754)	(9,604,080)	(15,931,912)
Restructuring costs (note 14)	(1,787,129)	(3,356,487)	—
Amortization of intangibles	(515,012)	(1,938,595)	(2,603,311)

	(21,504,691)	(22,162,921)	(25,221,660)

Loss before the undernoted	(19,609,314)	(20,356,012)	(25,069,960)
Other income (expenses)
Foreign exchange gain (loss)	(308,338)	10,055,129	509,208
Investment income	99,427	105,596	117,589
Loss on disposal of capital assets	(46,431)	(27,147)	(32,087)
Interest expense and financing costs	(6,277,142)	(4,406,620)	(77,423)

Net loss for the year	(26,141,798)	(14,629,054)	(24,552,673)
Accretion on preferred shares	—	(1,614,855)	(4,458,080)
Inducement related to conversion of preferred shares	—	(1,924,395)	—

Net loss applicable to common shareholders	$(26,141,798)	$(18,168,304)	$(29,010,753)

Weighted average number of common shares outstanding	15,373,689	6,259,757	2,539,912

Basic and diluted loss per common share	$(1.70)	$(2.90)	$(11.42)

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Deficiency)

(United States Dollars)

			Special Warrants, Warrants, Options and Additional Paid-in Capital
	Common Stock
				Cumulative Other Comprehensive Income	Accumulated Deficit	Shareholders' Equity (Deficiency)
	Number	Amount
Balance as at December 31, 2001	2,134,656	$83,661,951	$9,453,641	$(51,579)	$(122,631,352)	$(29,567,339)
Special warrants converted into common shares and warrants	432,428	9,839,811	(9,453,641)	—	—	386,170
Warrants issued in connection with government grant (note 17 (c))	—	—	808,011	—	—	808,011
Stock options issued for services	—	—	115,287	—	—	115,287
Warrants issued for services and in connection with short-term loan	—	—	208,419	—	—	208,419
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Accretion on preferred shares	—	—	—	—	(4,458,080)	(4,458,080)
Reduction in APIC caused by accretion on preferred shares	—	—	(1,131,717)	—	1,131,717	—
Cumulative translation adjustment (note 3 (c))	—	—	—	(527,138)	—	(527,138)
Net loss for the year ended December 31, 2002	—	—	—	—	(24,552,673)	(24,552,673)

Balance as at December 31, 2002	2,567,084	93,501,762	—	(578,717)	(150,510,388)	(57,587,343)
Common shares issued through private placement and public offering	11,006,159	43,692,929	—	—	—	43,692,929
Common shares and warrants granted upon the conversion of warrants and rights	238,857	3,211,698	—	—	—	3,211,698
Warrants issued in connection with debentures and loans	—	—	2,354,370	—	—	2,354,370
Common shares and warrants issued upon conversion of preferred shares	1,211,589	72,051,103	—	—	(1,924,395)	70,126,708
Stock options issued for services	—	—	193,449	—	—	193,449
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Accretion on preferred shares	—	—	—	—	(1,614,855)	(1,614,855)
Reduction in APIC caused by accretion on preferred shares	—	—	(1,465,842)	—	1,465,842	—
Cumulative translation adjustment (note 3 (c))	—	—	—	(5,706,860)	—	(5,706,860)
Net loss for the year ended December 31, 2003	—	—	—	—	(14,629,054)	(14,629,054)

Balance as at December 31, 2003	15,023,689	212,457,492	1,081,977	(6,285,577)	(167,212,850)	40,041,042
Common shares and warrants issued in connection with convertible debentures	470,833	659,166	4,548,920	—	—	5,208,086
Value of debentures' beneficial conversion feature	—	—	5,821,370	—	—	5,821,370
Common shares issued upon exercise of warrants	250,000	1,499,403	—	—	—	1,499,403
Warrants repurchased	—	—	(1,000)	—	—	(1,000)
Stock options issued for services	—	—	—	—	—	—
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Net loss for the year ended December 31, 2004	—	—	—	—	(26,141,798)	(26,141,798)

Balance as at December 31, 2004	15,744,522	$214,616,061	$11,451,267	$(6,258,577)	$(193,354,648)	$26,427,103

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(United States Dollars)

	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002
CASH FLOWS FROM (USED IN)
Operating activities
Net loss for the period	$(26,141,798)	$(14,629,054)	$(24,552,673)
Items not involving cash —
Amortization	1,390,508	3,302,044	3,628,188
Loss on disposal of capital assets	46,431	27,147	32,087
Write down of capital and intangible assets	547,366	—	—
Issuance of options and warrants for services and financing costs	81,466	2,704,247	258,704
Interest on debt	6,266,027	—	—
Unrealized foreign exchange loss (gain)	7,956	(9,728,237)	(566,322)
Gain on settlement of obligation	—	(1,694,300)	—
Change in operating components of working capital (note 18)	(5,132,726)	(4,939,234)	7,421,170

	(22,934,770)	(24,957,387)	(13,778,846)

Investing activities
Purchase of short-term investments	(4,999,035)	(10,847,245)	—
Redemption of short-term investments	11,504,032	—	4,382,422
Purchase of capital assets	(363,224)	(150,135)	(388,611)
Cash pledged as collateral for lease	(222,003)	217,178	(753,532)

	5,919,770	(10,780,202)	3,240,279

Financing activities
Capital lease repayments	—	(40,460)	(101,627)
Short-term loan proceeds	—	—	1,288,494
Repayment of short-term loan and accumulated interest	—	(1,308,558)	—
Senior and subordinated loan proceeds	—	6,542,790	—
Repayment of senior and subordinated loan and accumulated interest	—	(7,367,568)	—
Convertible debenture proceeds	13,318,750	856,837	—
Repayment of convertible debenture and accumulated interest	—	(884,108)	—
Bridge loan proceeds	—	767,771	—
Repayment of bridge loan and accumulated interest	—	(775,068)	—
Issuance of common shares through private placement	—	48,453,282	—
Funds received on the exercise of warrants	1,499,403	1,120,555	—
Payment of expenses relating to financing	(378,162)	(379,646)	(26,672)
Repurchase of warrants	(1,000)	—	—
Payment of expenses on the exercise of warrants	—	(33,618)	—
Payment of expenses related to the issuance of common shares	—	(4,760,352)	—

	14,438,991	42,191,857	1,160,195

Effect of exchange rate changes on cash and cash equivalents	57,099	(273,905)	(100,724)

Change in cash and cash equivalents for the period	(2,518,910)	6,180,363	(9,479,096)
Cash and cash equivalents, beginning of the period	6,337,677	157,314	9,636,410

Cash and cash equivalents, end of the period	$3,818,767	$6,337,677	$157,314

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     GOING CONCERN ASSUMPTION

  These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that World Heart Corporation (the "Corporation" or "WorldHeart") will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

  The use of these principles may not be appropriate because, as at December 31, 2004, there was substantial doubt that the Corporation would be able to continue as a going concern. The Corporation's ability to continue as a going concern is dependent upon its ability to obtain additional financing and become commercially successful.

  Subsequent to year end, on January 31, 2005, the Corporation announced a definitive agreement to concurrently: acquire all the assets of MedQuest Products, Inc. ("MedQuest") for 9,300,000 common shares; issue approximately 8,900,000 common shares, through a private placement, for gross proceeds of $12,000,000; convert all of its outstanding convertible debentures; and issue 10,655,000 common shares upon the exercise of 10,655,000 warrants for gross proceeds of $10,655,000. This transaction is further described in Note 20. There can be no assurance that the Corporation will be successful in completing this transaction and therefore sustain operations for the foreseeable future.

  These consolidated financial statements do not reflect adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

2.     NATURE OF OPERATIONS

  WorldHeart is a medical devices company with facilities in Ottawa, Ontario, Canada; Oakland, California, USA; and Heesch, Netherlands. WorldHeart is currently focused on the development, commercialization and manufacturing of pulsatile ventricular assist devices ("VADs") which are intended for patients with end-stage heart failure. WorldHeart currently produces and sells the Novacor® LVAS (Left Ventricular Assist System) and is developing a pulsatile next generation VAD.

3.     SIGNIFICANT ACCOUNTING POLICIES

  (a)
  Basis of presentation

    These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and include all assets, liabilities, revenues and expenses of the Corporation and its wholly owned subsidiaries; World Heart Inc. and World Heart B.V., as well as its equity investment in 2007262 Ontario Inc. (see Note 12). All material intercompany transactions and balances have been eliminated. These principles also conform in all material respects with Canadian generally accepted accounting principles ("Canadian GAAP") except as described in Note 22. The consolidated financial statements are expressed in U.S. dollars as described in Note 3 (c).

  (b)
  Use of estimates

    The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

  (c)
  Change in functional and reporting currency

    Effective January 1, 2004, the functional currency of the Corporation changed from the Canadian dollar to the U.S. dollar. In general, this change resulted from the Corporation's restructuring and issuance of common shares and warrants during the year ended December 31, 2003 along with a gradual increase in the overall proportion of business activities conducted in U.S. dollars. Concurrent with this change in functional currency, the Corporation adopted the U.S. dollar as its reporting currency.

    The change was effected for prior periods as follows: assets and liabilities have been translated at the spot rate on that date; income and expense items for those periods have been translated at the average rate for each period; and equity transactions have been translated at historic rates. The resulting net translation adjustment has been posted to the cumulative other comprehensive income account.

  (d)
  Cash equivalents and short-term investments

    Cash equivalents and short-term investments include debt instruments of commercial enterprises, financial institutions and government entities. The Corporation has established guidelines relative to credit ratings, diversification and maturities that are intended to mitigate risk and provide safety and liquidity. Cash equivalents include highly liquid and highly rated investments with maturity periods of three months or less when purchased. Short-term investments include those investments with maturities in excess of three months but less than one year.

  (e)
  Inventory

    Inventory of raw materials is valued at the lower of average cost and replacement cost. Work in progress and finished goods are valued at the lower of average cost and net realizable value.

  (f)
  Capital assets

    Capital assets are recorded at cost. Amortization is calculated using the following rates and bases:

Furniture and fixtures	20% declining balance
Computer equipment and software	30% declining balance
Manufacturing and research equipment	30% declining balance
Leasehold improvements	Straight-line over the lease term

    The carrying value of capital assets is assessed when factors indicating a possible impairment are present. The Corporation records an impairment loss in the period when it is determined that the carrying amounts may not be recoverable. The impairment loss would be calculated as the amount by which the carrying amount exceeds the discounted cash flows from the asset.

  (g)
  Goodwill and other intangible assets

    Goodwill is not amortized but is tested for impairment on at least an annual basis as required under Statement of Financial Accounting Standard No. 142 ("SFAS No. 142"). Intangible assets with a definite life, consisting of purchased technology, patents, trademarks and other identified rights, are amortized over their legal or estimated useful lives, whichever is shorter, which generally ranges from 3 to 5 years.

    The Corporation reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include a significant decline in market share, a significant decline in profits, changes in technology, significant litigation or other items.

    In evaluating whether there is an impairment of goodwill, management compares the carrying amount of goodwill with its fair value as required by SFAS No. 142. Because WorldHeart operates in one business segment and all of its goodwill was derived from the purchase of that same business, we are able to determine the value of the reporting unit containing the goodwill by using the trading value of the outstanding common shares and the number of outstanding shares at year-end. We determined the fair value of the goodwill by subtracting the fair value of all of the Corporation's assets and liabilities, excluding goodwill, from the value of the reporting unit. An impairment is recognized to the extent that the fair value of the goodwill is less than its carrying amount.

  (h)
  Income taxes

    Income taxes are provided for using the asset and liability method whereby deferred tax assets and liabilities are recognized using current tax rates on the difference between the financial statement carrying amounts and the respective tax basis of the assets and liabilities. The Corporation provides a valuation allowance on deferred tax assets when it is more likely than not that such assets will not be realized.

  (i)
  Common shares

    Common shares are recorded as the net proceeds received on issuance after deducting all share issue costs.

  (j)
  Revenue recognition

    Revenue from product sales is recognized when all of the following criteria are met; persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the price is fixed and determinable; and collection is reasonably assured. The Corporation derives revenue from the sale of implant kits and peripheral equipment and training for implant centres.

    Revenue from the sale of implant kits and peripheral equipment is generally recognized when such products are shipped. Where the terms of sale provide customers with rights of return or other guarantees, or where collection is uncertain, revenue is deferred until such time as the rights of return or guarantee expire or, where collection is uncertain, payment is received.

    Training revenue is recognized once the training is provided.

    Sales to new implant centers typically include implant kits, related peripheral equipment and training. For these multiple element sales, the Corporation allocates the total contract value to the elements based on their respective fair values. Revenue is recognized from each element in accordance with the criteria set out above. Revenue is deferred for any undelivered element when the undelivered element is not considered essential to the functionality of the delivered elements. If undelivered elements are essential to the functionality of the delivered elements, the entire contract value is deferred. For most customers, the training component is not considered essential to the use of or the functionality of the implant kits, as the customers already possess sufficient expertise and experience to perform implants.

    The Corporation's implantable products and related peripheral equipment are covered by limited warranties. Warranty costs, which are based on historical experience, are estimated and recorded when the related revenue is recognized. Actual warranty costs are charged against the warranty provision as incurred.

  (k)
  Stock-based compensation

    The Corporation has a stock option plan as described in Note 12. The Corporation accounts for its stock option plan in accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation", and Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". No compensation expense is recognized when shares are issued at prevailing market prices or options are issued to employees with exercise prices at the grant date equal to prevailing market prices. Any consideration paid by employees on the exercise of stock options or purchase of capital stock is credited to share capital. The pro-forma fair value expense of options issued by the Corporation is disclosed in Note 12.

    Stock options that are re-priced by the Corporation are accounted for using variable accounting under FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation", whereby any positive difference between the prevailing market price and the exercise price is recognized as an expense over the vesting period of the option.

    Stock options issued in lieu of cash to non-employees for services performed are recorded at the fair value of the options at the time they are issued and are expensed as service is provided.

  (l)
  Research and development costs

    Research and development costs, including research performed under contract by third parties, are expensed as incurred.

  (m)
  Government assistance

    Government assistance is recognized when the expenditures that qualify for assistance are made and the Corporation has complied with the conditions for the receipt of government assistance. Government assistance is applied to reduce the carrying value of any assets acquired or to reduce eligible expenses incurred. A liability to repay government assistance, if any, is recorded in the period when the conditions arise that cause the assistance to become repayable. Goverment assistance recognized to date consists of government programs that provide refundable credits for qualifying scientific research and development expenditures such as the Ontario Business Research Institute tax credit program described in Note 13, the Technology Partnerships Canada program described in Note 17(c) and other similar regimes that the Corporation claims under from time to time.

  (n)
  Foreign currency translation

    The consolidated financial statements of the Corporation are presented in U.S. dollars. The financial statements of the Corporation and certain of its subsidiaries whose functional currency is not the U.S. dollar are translated into U.S. dollar as follows: monetary assets and liabilities are translated at exchange rates prevailing at the balance sheet date; non-monetary items and any related amortization of such items are translated at the rates of exchange in effect when the assets were acquired or obligations incurred; and all other income and expense items are translated at average exchange rates prevailing during the year. Exchange gains and losses are included in net loss for the year. Unrealized translation gains and losses on the Corporation's net investment in these operations are accumulated as a component of other comprehensive income (loss).

4.     CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

	2004		2003
	Cash and Cash Equivalents	Short-Term Investments	Cash and Cash Equivalents	Short-Term Investments
Cash	$1,518,767	$—	$5,102,947	$—
Guaranteed investment certificates	2,300,000	—	—	—
Asset backed notes held with financial institutions	—	—	1,234,730	—
Corporate securities	—	4,999,034	—	11,720,510

	$3,818,767	$4,999,034	$6,337,677	$11,720,510

  The corporate securities held at December 31, 2004 were purchased on December 21, 2004, earn interest at rates ranging from 2.36% to 4.5% and have maturity dates ranging from June 1, 2005 to March 16, 2006. The securities are classified as available for sale.

5.     INVENTORY

	2004	2003
Raw materials	$2,337,702	$1,076,551
Work in progress	3,014,302	1,764,925
Finished goods	2,760,521	3,061,390

	$8,112,525	$5,902,866

  Included in finished goods inventory is $409,360 (2003 — $Nil) delivered to customers and for which title has transferred to the customer. These transfers are treated as consignment sales and revenue is deferred until the Corporation determines that persuasive evidence of an agreement exists; the price is fixed and determinable; and collection is reasonably assured.

6.     CAPITAL ASSETS

	2004
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$443,349	$334,184	$109,165
Computer equipment and software	1,465,905	1,061,608	404,297
Manufacturing and research equipment	4,996,274	3,498,150	1,498,124
Leasehold improvements	507,755	507,755	—

	$7,413,283	$5,401,697	$2,011,586

	2003
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$407,318	$248,922	$158,396
Computer equipment and software	1,581,625	975,081	606,544
Manufacturing and research equipment	5,458,867	3,182,150	2,276,717
Leasehold improvements	507,755	507,755	—

	$7,955,565	$4,913,908	$3,041,657

7.     INTANGIBLE ASSETS

  The cost and accumulated amortization of the Corporation's intangible assets as of December 31, 2004 and December 31, 2003 are as follows:

	2004
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$6,191,698	$5,936,686	$255,012
Other intangible assets	4,371,573	4,371,573	—

	$10,563,271	$10,308,259	$255,012

	2003
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$6,191,698	$5,426,633	$765,065
Other intangible assets	4,371,573	4,257,520	114,053

	$10,563,271	$9,684,153	$879,118

8.     SHORT-TERM LOANS

  On December 18, 2002, the Corporation entered into a $1,288,494 non-revolving term loan with a maturity date of June 18, 2003 and interest at the rate of 2% per month. The loan was collateralized by a general security agreement covering the Corporation's right, title and interest in all of its property and assets and an assignment of all patents, trademarks and licence agreements of the Corporation. On January 28, 2003, prior to the maturity date of the loan, the Corporation repaid the loan in full and the security was discharged.

  On January 28, 2003, the Corporation entered into a senior loan agreement totaling $4,579,953 and a subordinated loan agreement totaling $1,962,837 ("Loans"). The Loans originally matured on July 31, 2003 and with an interest rate of 18% per annum payable monthly plus a 4% lenders fee. As collateral for the Loans, the Corporation entered into general security agreements over all of its assets. The Loans were amended to extend the maturity date to September 23, 2003 at which point they were repaid in full. Fees relating to loan extensions on the senior and subordinated loans amounted to $336,782.

  On July 30, 2003, the Corporation issued senior subordinated convertible debentures for gross proceeds of $856,837 with a maturity date of October 22, 2003, and an interest rate of 14%. The subordinated convertible debentures were repaid in full on September 23, 2003.

  On September 4, 2003 the Corporation entered into a bridge loan agreement totaling $767,771 with a maturity date of the earlier of the completion of a private placement and October 22, 2003, with an interest rate of 14% per annum payable monthly, plus a lenders fee of 4%. The bridge loan was repaid in full on September 23, 2003.

9.     TAXES PAYABLE

  The Corporation has accrued $832,000 related to a sales tax assessment received from the Province of Ontario during the year. The amount is included in research and development expenses as the assessment relates to taxes assessed on certain of those expenses incurred in the prior years. Until the assessment has been paid, the Ministry of Finance for Ontario has placed a lien for the value of the assessed amount on the assets of the Corporation.

10.   CONVERTIBLE DEBENTURES

  On September 15, 2004, the Corporation issued unsecured convertible debentures ("Debentures") and detachable warrants ("Warrants") for gross proceeds of $13,318,750. The Debentures, which become due on September 15, 2009, are convertible at any time at the holders' option into common shares of the Corporation at a price of $1.25 per share and accumulate non-compounding interest at an annual rate of 3%. Interest is convertible at any time into common shares of the Corporation at a price based on the five day weighted average trading price immediately prior to conversion. The Corporation can redeem the Debentures when the trading price of the Corporation's common shares is greater than $3.00 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Debentures in any 90-day period. In addition, Warrants to purchase 10,655,000 common shares of the Corporation at an exercise price of $1.55 per share and exercisable for a period of five years were issued to the Debenture holders. The Corporation may call the Warrants when the trading price of the Corporation's common shares is greater than $4.50 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Warrants in any 90-day period.

  The Corporation issued to its agents 470,833 common shares of the Corporation with a value of $659,166 and granted agent's warrants exercisable for 193,800 common shares of the Corporation with a value of $179,759 having the same terms as the Warrants.

  The proceeds of the issue have been split between the Debentures and the Warrants based on their relative fair values. As a result of allocating some of the value of the proceeds to the Warrants, the Debentures contain a beneficial conversion feature equal to the intrinsic value of the Debentures on the date of issuance. The respective fair values of the components of the Debentures at the time of issue and as at December 31, 2004 are as follows:

	September 15, 2004	December 31, 2004
Convertible debentures	$1,911,128	$8,177,140
Warrants	4,369,170	4,369,170
Beneficial conversion feature	5,821,370	—

	$12,101,668	$12,546,310

  On September 16, 2004, the earliest possible exercise date, the full value of the beneficial conversion feature was charged to interest expense. Interest is accrued at the effective rate of the Debentures up to a maturity value of $15,316,563 on September 15, 2009. As a result, an additional $444,642 of interest was accrued to December 31, 2004.

  As a condition of the MedQuest acquisition described in Note 20, the holders of the Debentures have unanimously agreed to convert the Debentures and accrued interest into common shares of the Corporation

11.   PREFERRED SHARES

  (a)
  Authorized

    Authorized preferred shares of the Corporation consist of an unlimited number of shares issuable in series.

  (b)
  Issued

    On September 22, 2003, Edwards exchanged all of the Series A redeemable, cumulative, participating preferred shares of World Heart Inc. for 711,589 common shares.

    On November 27, 2003, Edwards Lifesciences (U.S.) Inc. converted all of the Series A cumulative, redeemable, convertible preferred shares into 500,000 common shares and warrants to acquire 1,000,000 common shares at $5.93 per share, expiring November 27, 2008. A fair value of $6,015,680 was attributed to the additional common shares and warrants of which $4,091,286 was applied to reduce the outstanding liability for accrued dividends and the remaining $1,924,394 was charged to accumulated deficit.

12.   SHAREHOLDERS' EQUITY

  Common shares

  (a)
  Authorized

    Authorized common shares of the Corporation consist of an unlimited number of shares with no par value. On November 25, 2003, the Corporation's shareholders approved a one-for-seven consolidation of the Corporation's common shares and common share equivalents, and on December 1, 2003 WorldHeart filed Articles of Amendment effecting the share consolidation. All references to common share, option, warrant and per common share amounts for all periods presented have been retroactively restated to reflect the share consolidation.

  Employee Stock Option Plan

  The Corporation has an employee stock option plan ("ESOP"). The maximum number of shares that may be reserved and set aside under options to eligible persons pursuant to the ESOP may not exceed 1,501,857 common shares (2003 — 1,501,857). As at December 31, 2004, options for 789,046 common shares have been granted. In addition on September 23, 2004, the Corporation granted, subject to shareholder approval of an increase in the number of options available under the plan, options for 2,383,725 common shares to employees, officers, directors and consultants. Approval will be sought at the next annual meeting of shareholders. In addition, the grant is conditional on the forfeiture by the employees, officers, directors and consultants of 251,685 options for common shares already issued and outstanding under the plan. The maximum number of common shares at any time available for issuance under the ESOP, or pursuant to other outstanding options, to any one person is 5% of the common shares then issued and outstanding. A committee appointed by the Board of Directors administers the ESOP. The option exercise price for all options issued under the ESOP is based on the fair market value of the common shares on the date of grant priced on the close of market in the Toronto Stock Exchange ("TSX") immediately prior to the date of grant. The options generally vest annually in equal portions over either a five-year period or three-year period and must be exercised within a four-year period from each date of vesting.

  On March 5, 2003, the Board of Directors approved a proposal to offer employees, officers, directors and consultants of the Corporation the opportunity to exchange options ("Option Exchange") held by them and granted prior to 2003 ("Existing Options"), for a reduced number of options ("New Options") at a price that more closely reflected the then current trading price. Approval of the shareholders was required with respect to option exchanges for persons considered to be insiders of the Corporation including the Corporation's executive officers and members of the Board of Directors. Shareholders approved the insiders' exchange on June 16, 2003. The Toronto Stock Exchange approved the Option Exchange on June 20, 2003. In total, participants under the ESOP chose to exchange a total of 121,218 Existing Options for 23,660 New Options. These new options are accounted for using variable accounting. No expense has been recognized in these consolidated financial statements.

  Rights related to 2007262 Ontario Inc.

  On December 19, 2001, the Corporation incorporated 2007262 Ontario Inc. ("2007262") to carry out specified research and development. The Corporation and New Generation Biotech (Equity) Fund Inc. ("NewGen"), an Ontario labour sponsored venture capital corporation, subscribed for an equal number of common shares of 2007262. Additionally, NewGen subscribed for 91,000 Series 1 preferred shares ("Series 1 Shares") of 2007262 for net proceeds of $2,157,330 after deducting expenses of the placement of $83,484. The Corporation sold to 2007262 certain technology in exchange for 14,285 Series 2 preferred shares ("Series 2 Shares") of 2007262 and a promissory note in the amount of $1,261,591.

  The promissory note was repaid to the Corporation from the proceeds of the Series 1 preferred shares and the balance of the Series 1 preferred share proceeds was used to improve and enhance the technology transferred by the Corporation.

  On January 31, 2003, NewGen redeemed the Series 1 preferred shares for 91,000 common shares of the Corporation and 91,000 common share purchase warrants ("Purchase Warrants") of the Corporation. Each Purchase Warrant was exercisable into one common share of WorldHeart at a price of $26.25 at any time up to January 24, 2004 but expired unexercised as at that date.

  2007262 has been accounted for as a research and development arrangement. The Corporation recorded the NewGen funding as a liability and the amounts expended by 2007262 from the NewGen funding as research and development expenses in the period that they occurred. Expenses incurred by 2007262 in the year were $230,071 (2003 — $608,970; 2002 — $951,274).

  Stock Option and Warrant Activity

  The following table summarizes the number of options and warrants outstanding and the weighted average exercise price:

	Employees		Non-Employees
	Options #	Weighted average exercise price $	Options #	Weighted average exercise price $	Warrants #	Weighted average exercise price $	Total #
Outstanding at Dec. 31, 2001	177,113	56.47	6,078	53.16	151,066	36.02	334,257
Granted	132,801	27.82	4,826	29.05	490,641	24.92	628,268
Exercised	—	—	—	—	(22,499)	26.72	(22,499)
Expired	(3,518)	45.93	—	—	(12,143)	97.04	(15,661)
Forfeited	(45,099)	38.87	(1,221)	42.56	—	—	(46,320)

Outstanding at Dec. 31, 2002	261,297	45.09	9,683	42.49	607,065	26.18	878,045
Granted	1,079,538	8.07	34,350	8.25	14,138,457	6.18	15,252,345
Exercised	—	—	—	—	(147,857)	7.12	(147,857)
Cancelled	(118,108)	53.77	(3,110)	46.99	—	—	(121,218)
Expired	(2,758)	39.51	—	—	(5,000)	57.75	(7,758)
Forfeited	(75,621)	19.36	(1,258)	9.41	—	—	(76,879)

Outstanding at Dec. 31, 2003	1,144,348	10.98	39,665	13.54	14,592,665	6.99	15,776,678
Granted	127,852	6.46	3,095	7.77	10,923,566	1.58	11,054,513
Exercised	—	—	—	—	(250,000)	5.93	(250,000)
Repurchased	—	—	—	—	(300,000)	5.93	(300,000)
Expired	(7,166)	52.46	—	—	(541,998)	26.84	(549,164)
Forfeited	(514,165)	8.01	(4,583)	8.48	—	—	(518,748)

Outstanding at Dec. 31, 2004	750,869	11.85	38,177	13.68	24,424,233	4.15	25,213,279

	Options
	Employees	Non-Employees	Warrants
Weighted average exercise price of exercisable options and warrants:
December 31, 2002	$52.24	$51.84	$27.59
December 31, 2003	45.67	50.55	7.03
December 31, 2004	18.09	18.34	4.15
Number of exercisable options and warrants:
December 31, 2002	87,916	3,372	607,065
December 31, 2003	66,283	4,036	14,592,665
December 31, 2004	287,102	17,867	24,424,233
Range of exercise prices of all options and warrants at December 31, 2004:
From	$1.02	$5.31	$1.55
To	105.43	59.95	29.05
Range of expiry dates of all options and warrants at December 31, 2004:
From	Jan. 5, 2005	Jul. 14, 2005	Dec. 19, 2005
To	Dec. 7, 2011	Dec. 31, 2010	Sep. 14, 2009

  The following table summarizes information about the outstanding options and warrants as at December 31, 2004:

Range of exercise price	Number outstanding	Weighted average exercise price	Weighted average remaining life in years
$ 1.02 to 2.50	10,868,424	$1.55	4.7
2.51 to 5.00	1,484	4.08	5.5
5.01 to 7.50	13,258,314	6.01	3.7
7.51 to 10.00	864,269	8.00	4.4
10.01 to 20.00	7,838	14.68	1.3
20.01 to 40.00	170,095	28.72	2.1
40.01 to 105.43	42,855	56.44	1.6

	25,213,279	$4.40	4.1

  On September 23, 2004, the Corporation conditionally granted, subject to shareholder approval of an increase in the number of options available under the plan, options for 2,383,725 common shares to employees, officers, directors, and consultants. These conditional grants are not included in the number of options and warrants outstanding of 25,213,279. In addition, the grant is conditional on the forfeiture by the employees, officers, directors and consultants of 251,685 options for common shares already issued and outstanding under the plan. Options were granted as follows: 215,000 to Canadian based individuals with an exercise price of Cdn $1.43 and 2,168,725 to individuals based outside of Canada with an exercise price of $1.12. Options vest one third on each of the first, second and third anniversaries of the date of grant and expire on September 22, 2013.

  The Corporation accounts for its stock option plan in accordance with the provisions of SFAS No. 123, which requires companies to recognize as expense, over the vesting period, the fair value of all stock based awards on the date of grant or to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma income per share disclosures as if the fair value based method defined in SFAS No. 123 had been applied to stock-based awards. The Corporation follows this alternative method. The estimated share-based compensation costs based on stock options granted to directors and employees and the pro forma net loss and loss per share are as follows:

	2004	2003	2002
Net loss applicable to common shareholders	$(26,141,798)	$(18,168,304)	$(29,010,753)
Share-based compensation costs	(2,134,707)	(1,579,378)	(1,653,660)

Adjusted pro forma net loss	$(28,276,505)	$(19,747,682)	$(30,664,413)

Reported basic and diluted loss per share	$(1.70)	$(2.90)	$(11.42)
Share-based compensation costs per share	(0.14)	(0.25)	(0.65)

Pro forma basic loss per share	$(1.84)	$(3.15)	$(12.07)

  The share-based compensation costs and the adjusted pro forma net loss do not include changes related to the options to purchase 2,383,725 common shares that were conditionally granted on September 23, 2004. The weighted average fair value of the options issued during the year ended December 31, 2004 was $4.39 (2003 — $5.48; 2002 — $18.83). The fair values of options granted are determined using the Black-Scholes model. For 2004, 2003 and 2002, the following weighted average assumptions were utilized:

	2004	2003	2002
Expected option life, in years	6	6	6
Volatility	73%	75%	75%
Risk free interest rate	4.00%	3.65%	3.65%
Dividend yield	Nil	Nil	Nil

13.   GOVERNMENT ASSISTANCE

  During the year ended December 31, 2001, the Corporation accrued a tax credit receivable related to the Ontario Business Research Institute tax credit ("OBRITC") program, in the amount of $2,304,492 that was associated with research payments made to the Cardiovascular Devices Division of the Ottawa Heart Institute Research Corporation from 1997 to 2000. Following the completion of the provincial Ministry of Finance's audit and proposed amendments to the OBRITC legislation, the Corporation received payment of $597,538 related to this claim during the year ended December 31, 2003. The full amount of the claim is under dispute and, due to the uncertainty of the ultimate resolution of the claim, the Corporation recorded a provision for the remainder of $1,706,954 in 2003. This provision was charged to research and development expense.

14.   RESTRUCTURING

  On August 25, 2004, the Corporation approved a plan to consolidate its Ottawa, Ontario operations into its facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American operations into one location is expected to reduce ongoing business expenses and improve the Corporation's operational efficiency and effectiveness. The Corporation expects the restructuring to be completed by the end of June 2005 and expects to incur total restructuring charges of $2,611,764 comprising employee severance costs of $1,509,192; contract settlement costs of $719,894; write down of capital assets to net realizable value of $338,595; and other costs of $44,083. The amounts accrued and expensed to date are as follows:

	Costs accrued during the year	Costs paid or settled in the year	Balance in accrued liabilities as at December 31
Employee severance costs	$1,396,037	$795,923	$600,114
Contract settlement costs	57,653	—	57,653
Write down of capital assets	338,595	338,595	—
Other costs	22,509	8,624	13,885

	$1,814,794	$1,143,142	$671,652

  During the year ended December 31, 2003, the Corporation restructured its worldwide distribution to increase emphasis on direct sales and marketing and refocused its next-generation VAD development programs. Associated restructuring costs incurred for 2003 totaled $3,494,676. Employee severance and termination costs of $27,665 were reversed in the year ended December 31, 2004. The Corporation does not anticipate incurring any additional costs relating to the 2003 restructuring activities.

15.   LOSS PER COMMON SHARE

  For all of the years presented, diluted loss per share equals basic loss per share due to the anti-dilutive effect of convertible preferred shares, stock options and warrants. These instruments could potentially dilute basic earnings per share in the future by being converted into common shares:

	Number of common shares to be issued on exercise or conversion
	2004	2003	2002
Convertible preferred shares	—	—	932,502
Employee and non-employee stock options	789,046	1,184,013	270,980
Warrants	24,424,233	14,592,665	840,139
Convertible debentures	10,655,000	—	—
Stock options subject to shareholder approval	2,383,725	—	—

Total potentially dilutive instruments	38,252,004	15,776,678	2,043,621

16.   INCOME TAXES

  The Corporation operates in several tax jurisdictions. Its income is subject to varying rates of tax and losses incurred in one jurisdiction cannot be used to offset income taxes payable in another. A reconciliation of the combined Canadian federal and provincial income tax rate with the Corporation's effective tax rate is as follows:

	2004	2003	2002
Canadian loss	$(15,789,595)	$(10,114,669)	$(7,922,019)
United States' loss	(9,052,555)	(4,185,394)	(16,630,654)
European loss	(1,299,648)	(328,991)	—

Loss before income taxes	$(26,141,798)	$(14,629,054)	$(24,552,673)

Expected statutory rate	36.12%	36.62%	38.62%
Expected recovery of income tax	$(9,440,000)	$(5,360,000)	$(9,490,000)
Effect of foreign tax rate differences	(510,000)	(350,000)	(490,000)
Permanent differences	2,316,000	(1,860,000)	(40,000)
Change in valuation allowance	7,930,000	12,360,000	8,240,000
Effect of changes in SR&ED carryforwards	2,256,000	760,000	800,000
Effect of tax rate changes	268,000	270,000	1,360,000
Effect of exchange rate differences	(2,820,000)	(5,820,000)	(380,000)

Recovery of income taxes	$—	$—	$—

  The Canadian statutory income tax rate of 36.12% is comprised of federal income tax at approximately 22.12% and provincial income tax at approximately 14.00%. For the years ended December 31, 2003 and 2002, the permanent differences relate primarily to imputed interest expense on the Preferred Shares and goodwill amortization.

  The primary temporary differences affecting deferred taxes and their approximate effects are as follows:

	2004	2003
Deferred tax assets:
SR&ED expenditures	$10,280,000	$9,390,000
Net operating losses	37,750,000	32,190,000
Investment tax credits	5,540,000	4,660,000
Share issue costs	4,790,000	4,500,000
Asset basis differences	1,500,000	1,320,000

	59,860,000	52,060,000
Less: valuation allowance	(59,570,000)	(51,630,000)

	290,000	430,000
Deferred tax liabilities:
Asset basis differences	(290,000)	(430,000)

Net deferred income tax liability	$—	$—

  As at December 31, 2004 the Corporation has unclaimed Scientific Research and Experimental Development ("SR&ED") expenditures, income tax loss carryforwards and investment tax credits. The unclaimed amounts and their expiry dates are as follows:

	2004	2003
SR&ED expenditures — carried forward without expiry	$28,500,000	$25,610,000
Income tax loss carryforwards:
Federal (Canada) (expire 2005-2011)	57,054,000	49,210,000
Provincial (expire 2005-2011)	55,900,000	52,290,000
United States (expire 2010-2020)	49,100,000	46,430,000
Europe	1,400,000	140,000
Investment tax credits (expire 2006-2014)	7,100,000	6,170,000

17.   COMMITMENTS AND CONTINGENCIES

  (a)
  Operating Leases

    The Corporation is committed to minimum lease payments for office facilities and equipment as follows:

Year ended December 31,	2005	$1,440,597
	2006	1,407,680
	2007	354,770
	2008	37,476
	2009	2,197

    Total rent expense for the years ended December 31, 2004, 2003 and 2002 was $1,026,315, $1,114,717, and $1,092,705 respectively. During 2002, the Corporation pledged cash in the amount of $750,000 as collateral for obligations under a premises lease for the Oakland operation. During 2003, $222,003 was drawn against the cash amount pledged to cover certain rent obligations and in 2004 the Corporation restored the balance to the original pledged amount of $750,000.

  (b)
  Novacor LVAS Royalties

    The Corporation is committed, under the Novacor LVAS royalty agreement to royalty payments to certain employees. Royalties are payable on annual consolidated gross revenues at a rate of 0.808% up to a cumulative maximum of $3,232,000. Royalty payments to date total $1,027,184; included in accounts payable and accrued liabilities at December 31, 2004 is $95,646 (2003 — $37,478).

  (c)
  Technology Partnerships Canada Contribution Agreement

    During 2002, the Corporation entered into a shared funding program with Technology Partnerships Canada ("TPC") under which the Canadian government shares costs of certain research and development activities. The Corporation claimed funding in the amount of approximately $6,624,000. As at December 31, 2004, $203,250 (2003 — $193,648) is included in accounts receivable. Effective January 1, 2004, repayment is in the form of royalties payable on annual consolidated gross revenues at a rate of 0.65% for a nine-year period ended December 31, 2012. If during this period royalty payments reach the maximum of $20,250,000 no further repayments will be required. If the royalty payments do not exceed $20,250,000 during this period they will continue until 2015 or until the maximum is reached, whichever comes first. During the year ended December 31, 2004, the Corporation has accrued royalties owing of approximately $69,000.

    In connection with the agreement, the Corporation granted TPC 92,857 warrants to purchase an equivalent number of common shares of the Corporation, exercisable until December 4, 2006 at an exercise price of $29.05 per share.

  (d)
  Research Agreement

    Effective April 1, 1996, the Corporation entered into a research agreement with the Cardiovascular Devices Division ("CVD") of the Ottawa Heart Institute Research Corporation ("Research Agreement") under which the Corporation agreed to fund a substantial portion of CVD's remaining research efforts relating to artificial heart technology. The Corporation acquired joint ownership with CVD of the technology arising from CVD's research under the Research Agreement and an exclusive twenty-five year license to market the product and certain other related technologies for an initial license fee of $147,544 and royalties of 7%. The Corporation is no longer focused on developing or commercializing this technology and as a result is not expected to make any royalty payments to CVD.

    The Corporation's research funding to CVD under the Research Agreement was $13,400,000 for the period April 1, 1996 to December 31, 2004. The Corporation does not anticipate any future payments under the Research Agreement, as it is not pursuing development of the CVD artificial heart technology.

    The Corporation also agreed with CVD to fund approximately Cdn $150,000 per year for the period from July 1, 1996 to June 30, 2006 for a research chair in medical devices at the University of Ottawa Heart Institute.

    CVD was considered a related party by virtue of the fact that the Chairman and Chief Scientific Officer of the Corporation prior to September 23, 2003 was also the Director of CVD. In September 2003, that individual resigned as Chairman and Chief Scientific Officer and as a result CVD is no longer considered a related party.

    Prior to September 23, 2003, the Corporation incurred $159,200 (2002 — $499,480) for research and development fees to CVD under the Research Agreement described in Note 17 (a). In addition, the Corporation incurred $95,200 (2002 — $107,030) to CVD relating to the research chair under the Research Agreement.

    Prior to September 23, 2003, the Corporation incurred salaries of $372,323 (2002 — $476,213) relating to employees that have been seconded by the Corporation to CVD. These expenditures were recovered by the Corporation from CVD.

18.   NET CHANGE IN OPERATING COMPONENTS OF WORKING CAPITAL AND SUPPLEMENTAL CASH FLOW DISCLOSURE

  The net change in operating components of working capital is comprised of:

	2004	2003	2002
Accounts and other receivables	$(475,399)	$(334,286)	$2,017,870
Prepaid expenses	52,000	(275,978)	224,705
Inventory	(2,176,785)	(1,812,506)	1,148,080
Accounts payable and accrued liabilities	(2,172,728)	(2,502,353)	3,418,486
Accrued compensation	(359,814)	(14,111)	612,029

	$(5,132,726)	$(4,939,234)	$7,421,170

  Interest and financing costs paid in the year ended December 31, 2004 totalled $nil (2003 — $1,235,367; 2002 — $nil).

19.   SEGMENTED INFORMATION

  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Corporation's chief decision maker in deciding how to allocate resources and assess performance. The Corporation's chief decision maker is the Chief Executive Officer.

  On September 23, 2003, the Corporation realigned its business operations to focus on commercial operations and to reduce research and development costs. Research and development efforts were refocused to concentrate on developing future products that will evolve from current commercialized technologies and products into next generation technologies and marketable products. Accordingly, the Corporation is no longer organized by multiple operating segments for the purpose of making operating decisions or assessing performance and, as a result, the Corporation operates in one reportable segment.

  The following geographic area data includes revenue based on product shipment destination and long-lived assets based on physical location. The Corporation has locations in Canada, the United States and Europe:

	2004		2003		2002
	Revenue	Long-lived assets	Revenue	Long-lived assets	Revenue	Long-lived assets
United States	$5,343,725	$16,038,366	$4,129,322	$17,023,263	$3,452,779	$18,248,248
Europe	3,033,294	515,011	1,862,335	611,979	2,187,115	—
Canada	510,672	2,892,864	245,424	3,465,176	599,450	3,136,947
Japan	688,070	—	538,726	—	616,114	—
Less: Edwards fee	—	—	—	—	(418,762)	—

	$9,575,761	$19,446,241	$6,775,807	$21,100,418	$6,436,696	$21,385,195

  At December 31, 2004 and 2003 accounts receivable from Edwards comprised 8% and 24%, respectively, of accounts receivable and one other (2003 — one other) account receivable amounted to greater than 10% of the total respective accounts receivable balances. During 2004, Edwards accounted for 7% of revenue and one other customer accounted for 10% of revenue. During 2003, Edwards accounted for 38% of revenue and two other customers accounted for 23% of revenue. During 2002, Edwards accounted for 50% of revenue and no other customer accounted for more than 10% of revenue.

  In conjunction with Edwards' investment in the Corporation and the Corporation's acquisition of the Novacor division from Edwards, the Corporation entered into a distribution agreement (the "Distribution Agreement") whereby Edwards was the sole distributor, except in the United States, of the Corporation's heart assist products for a period of five years commencing July 1, 2000. On December 31, 2003, the Distribution Agreement was amended to reflect Edwards as sole distributor in Japan only. Also on December 31, 2003, the Corporation entered into a transition agreement to acquire certain inventory and capital assets from Edwards. For the year ended December 31, 2004, purchases from Edwards for components were $818,383 (2003 — $674,328; 2002 — $601,580). Edwards agreed to provide administrative services relating to distribution activities on an interim basis. Other purchases from Edwards for research and development materials and support and other services amounted to $180,723 (2003 — $897,121; 2002 — $975,017).

20.   SUBSEQUENT EVENTS

  On January 31, 2005, the Corporation entered into an agreement to acquire all of the assets of MedQuest for 9,300,000 common shares of the Corporation, subject to certain consents, conditions and shareholder approval. In connection with the acquisition of MedQuest, the Corporation has also entered into a private placement agreement with Maverick Venture Management, LLC ("Maverick"). At the closing of the acquisition, Maverick will purchase 8,888,889 common shares of the Corporation at a purchase price of $1.35 per share.

  In addition, as a condition of this transaction, investors that participated in the Corporation's September 2004 convertible debenture transaction (Note 10) have unanimously agreed, subject to shareholder approval of a reduction in the Warrant exercise price from $1.55 to $1.00 per share, to convert their debentures at their stated conversion price of $1.25 per common share into approximately 10,655,000 common shares. The accrued interest will be converted into common shares at a conversion price equal to the market prices at the date of conversion. Subsequent to December 31, 2004, approximately $1.5 million of the debt and approximately $11,300 accrued interest has been converted into approximately 1.4 million common shares of the Corporation. The convertible debenture holders have also agreed to exercise the corresponding warrants into 10,655,000 common shares of the Corporation at an adjusted exercise price of $1.00 per common. The Warrants are currently exercisable until September 2009 at a price of $1.55 per common share. The Company will seek shareholder approval for a $0.55 reduction in the warrant exercise price.

  On January 31, 2005, the Corporation conditionally granted, 3,418,750 options to employees, officers, directors and consultants subject to shareholder approval of an increase in the number of options available under the plan; 1,309,500 of these options are reserved for new directors, officers and employees. The options have an exercise price of $1.48, vest one third on each of the first, second and third anniversaries of the date of grant and expire six years after each vesting date.

21.   FINANCIAL INSTRUMENTS

  Financial instruments recognized in the balance sheet at December 31, 2004 consist of cash and cash equivalents, short-term investments, accounts and other receivables, accounts payable and certain accrued liabilities and convertible debentures. The Corporation does not hold or issue financial instruments for trading purposes.

  The Corporation invests the majority of its excess cash in high-grade instruments and diversifies the concentration of cash among different financial institutions.

  (a)
  Fair value

    The Corporation believes that the carrying values of its financial instruments approximate their fair values because of their short terms to maturity, except for the long-term receivable and the convertible debentures. The long-term receivable is valued at the present value of future cash flows at a rate of 4%. The convertible debentures with a face value of $13,318,750 are presented in their debt and equity components measured at their relative fair values at the time of issue (see Note 10). The current fair value of the convertible debentures is not readily determinable.

  (b)
  Interest rate risk

    The Corporation is subject to interest rate risks from time to time because of the term to maturity of its cash equivalents and short-term investments.

  (c)
  Foreign exchange risk

    The Corporation transacts mainly in U.S. dollars but also in Canadian dollars and Euros. While the Corporation derives revenues in both Euros and Canadian dollars, it currently has net cash outflows in those currencies. The Corporation keeps cash balances on hand in those currencies that it estimates it requires to cover net cash outflow for the next quarter on a rolling basis.

  (d)
  Credit risk

    Financial instruments that potentially subject the Corporation to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Corporation has established guidelines for cash, cash equivalents and short-term investments relative to credit ratings, diversification and maturities that are intended to maintain safety and liquidity. The Corporation has a limited number of customers, all of which operate in the health-care industry. As at December 31, 2004, approximately 8% (2002 — 24%; 2002 — 68%) of the accounts receivable balance was due from Edwards. The Corporation performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Corporation maintains an allowance for doubtful accounts receivable of $146,307 (2003 — $41,782) based upon the expected collectibility of accounts receivable.

22.   CANADIAN ACCOUNTING PRINCIPLES

  The consolidated financial statements have been prepared in accordance with U.S. GAAP. These principles differ, as they affect the Corporation, for the years ended December 31, 2004, 2003 and 2002 in the following material respects from Canadian GAAP. There are no differences in reported cash flows for the years presented.

  (a)
  Balance sheets — Canadian GAAP
	2004	2003
ASSETS
Current assets	$21,743,636	$28,470,186
Long-term receivable	318,553	—
Cash pledged as collateral for lease	750,000	527,997
Capital assets	2,011,586	3,041,657
Goodwill and intangible assets	17,434,655	18,058,761
Other assets	—	81,468

	$42,258,430	$50,180,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$7,637,819	$10,139,027
Convertible debentures(1)	2,530,659	—
Long-term obligation	16,368	—

	10,184,846	10,139,027

Shareholders' equity (deficiency)
Common shares(2)(3)	187,027,058	184,868,489
Contributed surplus(1)(3)	22,871,780	4,893,750
Cumulative translation adjustment	(6,490,184)	(6,490,184)
Accumulated deficit(1)(2)(3)(4)	(171,335,070)	(143,231,013)

	32,073,584	(40,041,042)

	$42,258,430	$50,180,069

  (b)
  Statements of loss — Canadian GAAP
	2004	2003	2002
Net loss applicable to common shareholders in accordance with U.S. GAAP	$(26,141,798)	$(18,168,304)	$(29,010,753)
Accretion on preferred shares	—	1,614,855	4,458,080
Inducement related to conversion of preferred shares	—	1,924,395	—
Net loss in accordance with U.S. GAAP	(26,141,798)	(14,629,054)	(24,552,673)
Adjustments to reconcile to Canadian GAAP:
Non-cash share based compensation costs(6)	(2,134,707)	—	—
Interest and accretion on convertible debentures(1)	5,469,700	—	—
Amortization of purchased in-process research and development(5)	—	(916,180)	(2,060,095)
Interest on preferred shares(3)	—	(4,322,110)	(4,872,441)
Foreign exchange translation on shares(3)	—	(1,985,669)	(205,650)
Gain on settlement of obligation under research and development arrangement(4)	—	(1,694,300)	—

Net loss in accordance with Canadian GAAP	(22,806,805)	(23,547,313)	(31,690,859)
Inducement related to conversion of preferred shares	—	(1,924,395)	—

Net loss applicable to common shareholders in accordance with Canadian GAAP	$(22,806,805)	$(25,471,708)	$(31,690,859)

Weighted average number of common shares outstanding	15,373,689	6,259,757	2,539,912

Basic and diluted loss per common share	$(1.48)	$(4.07)	$(12.48)

  (c)
  Footnotes

  (1)
  Under U.S. GAAP the proceeds of the issue on the convertible debentures were split between the convertible debentures and the related warrants for common shares based on their relative fair values. As a result of allocating some of the proceeds to the warrants, the convertible debentures contain a beneficial conversion feature equal to the intrinsic value of the convertible debentures on the date of issuance. The value of the warrants and the beneficial conversion feature were recorded in additional paid-in capital. On September 16, 2004, the earliest possible exercise date, the full value of the beneficial conversion feature was charged to interest expense. Under Canadian GAAP the proceeds of the issue were allocated based on the relative fair values of the debentures, the warrants and the conversion option. The net proceeds were allocated as follows:

	September 15, 2004	December 31, 2004
Convertible debentures	$1,734,350	$2,530,659
Warrants	4,504,127	4,504,127
Conversion feature	5,863,191	5,863,191

	$12,101,668	$12,897,977

    The value allocated to the debentures will accrete to the cash value at maturity at the effective interest rate.

    (2)
    Under U.S. GAAP, the difference between the issue price and initial public offering (IPO) price of shares issued within a one-year period prior to the IPO is generally accounted for as an expense and charged against earnings for the period with a corresponding and equal amount recorded as paid-in capital. There is no corresponding requirement under Canadian GAAP. The difference of $32,867,182 related to the Corporation's IPO in 1996, increases the common shares and accumulated deficit reported under U.S. GAAP, with no difference reported in total shareholders' equity.

    (3)
    Under U.S. GAAP, mandatorily redeemable convertible preferred shares are recorded as mezzanine financing at their fair value on the date of issue and excluded from both shareholders' equity and long-term debt. Dividends are accumulated on these shares at the average dividend rate and this amount, together with the amount necessary to accrete the fair value to the redemption price on maturity, are charged first to retained earnings; if no retained earnings, then to accumulated paid-in capital; if no accumulated paid-in capital, then to accumulated deficit. Under Canadian GAAP these shares are treated as compound instruments and divided into their debt and equity components based on the relative fair values at the time of issue and the effective interest related to the debt component is charged to earnings. The different presentation on the balance sheets also results in a difference in the treatment of exchange because, under Canadian GAAP the amount in shareholders' equity is translated at historical rates and the amount in long-term debt is translated at current rates. Under U.S. GAAP, the full value of the preferred shares is translated at current rates.

    (4)
    Under U.S. GAAP, the obligation under the research and development arrangement is classified as a liability. Under Canadian GAAP, this amount is reflected as equity as New Generation Biotech (Equity) Fund Inc. (NewGen) was to receive equity securities of the Corporation upon completion of the R&D arrangement. On January 31, 2003, the Corporation exchanged the 637,000 Series 1 preferred shares held by NewGen for 637,000 common shares of World Heart and 637,000 common share purchase warrants exerciseable into one common share of World Heart at a price of $27.71 per share at any time up to January 24, 2004. As a result of the transaction the Corporation has recorded a gain on the settlement of the obligation and increased share capital by $1,694,300 under U.S. GAAP.

    (5)
    Under U.S. GAAP, acquired in-process research and development is required to be expensed if the related technology has not reached technological feasibility and does not have an alternative future use. Under Canadian GAAP, this amount is capitalized and amortized over its useful life. As a result of an acquisition on June 30, 2000, in-process research and development that was written off for U.S. GAAP is still being amortized under Canadian GAAP.

    (6)
    Under U.S. GAAP, the Corporation accounts for its stock option plan in accordance with APB Opinion No. 25 and provides pro forma net income and pro forma income per share disclosure as if the fair value based method as defined in SFAS No. 123 had been applied to stock-based awards. Under Canadian GAAP, the Corporation accounts for its stock option plan in accordance with CICA 3870 which requires entities to account for employee stock options using the fair value based method, where compensation cost is measured at fair value at the date of grant and is expensed over the stock-based awards vesting period.

23.   NEW ACCOUNTING PRONOUNCEMENTS

  In June 2001, the FASB issued SFAS No. 148,which amended the transitional provisions of SFAS No. 123 for companies electing to recognize employee stock-based compensation using the fair value based method. The provisions of FASB No. 148 will be effective for years beginning on or after January 1, 2006. In addition, during 2004, the FASB issued SFAS No. 123R, which also amended the provisions of SFAS No. 123. The provisions of FASB No. 123R will be effective for years beginning on or after January 1, 2006. The Corporation plans on adopting these new pronouncements in 2006, the impact of which is not known at this time.

  In January 2005, the Canadian Institute of Chartered Accountants ("CICA") released Section 1531, "Comprehensive Income"("Section 1531"), which requires financial instruments to be measured at fair value. The provisions of Section 1531 are effective for years starting on or after October 31, 2006. The Corporation plans on adopting this new pronouncement in 2007, the impact of which is not known at this time.

APPENDIX B

WORLD HEART CORPORATION

Audited Financial Statements
 For the years ended December 31, 2004 and 2003

MANAGEMENT'S STATEMENT OF RESPONSIBILITY

        Management is responsible for the preparation of the consolidated financial statements and all other information in the annual report. The financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and reflect management's best estimates and judgments. The financial information presented elsewhere in the annual report is consistent with the consolidated financial statements.

        Management has developed and maintains a system of internal controls to provide reasonable assurance that all assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information. Consistent with the concept of reasonable assurance, the Corporation recognizes that the relative cost of maintaining these controls should not exceed their expected benefits.

        The Audit Committee, which is comprised of independent directors, reviews the consolidated financial statements, considers the report of the external auditors, assesses the adequacy of the Corporation's internal controls, and recommends to the Board of Directors the independent auditors for appointment by the shareholders. The consolidated financial statements were reviewed by the Audit Committee and approved by the Board of Directors.

        The consolidated financial statements were audited by PricewaterhouseCoopers LLP, the external auditors, in accordance with generally accepted auditing standards on behalf of the shareholders.

Original signed by:	Original signed by:
JAL. S. JASSAWALLA	D. MARK GOUDIE
President	Chief Financial Officer

AUDITORS' REPORT TO THE SHAREHOLDERS OF WORLD HEART CORPORATION

        We have audited the consolidated balance sheets of World Heart Corporation as at December 31, 2004 and 2003, and the consolidated statements of operations, shareholders' equity (deficiency) and cash flow for the years ended December 31, 2004, 2003 and 2002. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in Canada and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 in accordance with Canadian generally accepted accounting principles.

        On March 11, 2005, we reported separately to the shareholders of the Corporation on the consolidated financial statements for the same period, prepared in accordance with accounting principles generally accepted in the United States.

Ottawa, Canada	PRICEWATERHOUSECOOPERS LLP
March 11, 2005	Chartered Accountants

WORLD HEART CORPORATION

CONSOLIDATED BALANCE SHEETS

(United States Dollars)

	December 31, 2004	December 31, 2003
ASSETS
Current assets
Cash and cash equivalents (note 4)	$3,818,767	$6,337,677
Short-term investments (note 4)	4,999,034	11,720,510
Trade and other receivables	4,238,049	3,894,911
Prepaid expenses	575,261	614,222
Inventory (note 5)	8,112,525	5,902,866

	21,743,636	28,470,186
Long-term receivable	318,553	—
Cash pledged as collateral for lease (note 17 (a))	750,000	527,997
Capital assets (note 6)	2,011,586	3,041,657
Goodwill	17,179,643	17,179,643
Intangible assets (note 7)	255,012	879,118
Other assets	—	81,468

	$42,258,430	$50,180,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,854,833	$8,214,090
Taxes payable (note 9)	832,000	—
Accrued compensation	1,343,364	1,748,364
Deferred revenue	1,607,622	176,573

	7,637,819	10,139,027
Convertible debentures (note 10)	2,530,659	—
Long-term obligation	16,368	—

	10,184,846	10,139,027

Commitments and contingencies (note 17)
Shareholders' equity
Common shares	187,027,058	184,868,489
Issued and outstanding — 15,744,522 common shares (December 31, 2003 — 15,023,689) (note 12)
Contributed surplus	22,871,780	4,893,750
Cumulative translation adjustment	(6,490,184)	(6,490,184)
Accumulated deficit	(171,335,070)	(143,231,013)

	32,073,584	40,041,042

	$42,258,430	$50,180,069

Signed on behalf of the Board of Directors Original signed by John F. Carlson and C. Ian Ross
Director	Director

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(United States Dollars)

	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002
Revenue	$9,575,761	$6,775,807	$6,436,696
Cost of goods sold	(7,680,384)	(4,968,898)	(6,284,996)

Gross margin	1,895,377	1,806,909	151,700

Expenses
Selling, general and administrative	(13,363,796)	(7,263,759)	(6,686,437)
Research and development (note 13)	(5,838,754)	(11,298,380)	(15,931,912)
Share-based compensation costs	(2,134,707)	—	—
Restructuring costs (note 14)	(1,787,129)	(3,356,487)	—
Amortization of intangibles	(515,012)	(2,854,774)	(4,663,406)

	(23,639,398)	(24,773,400)	(27,281,755)

Loss before the undernoted	(21,744,021)	(22,966,491)	(27,130,055)
Other income (expenses)
Foreign exchange gain (loss)	(308,338)	8,069,459	303,558
Investment income	99,427	105,596	117,589
Loss on disposal of capital assets	(46,431)	(27,147)	(32,087)
Interest expense and financing costs	(807,442)	(8,728,730)	(4,949,864)

Net loss for the year	(22,806,805)	(23,547,313)	(31,690,859)

Inducement related to conversion of preferred shares	—	(1,924,395)	—

Net loss applicable to common shareholders	$(22,806,805)	$(25,471,708)	$(31,690,859)

Weighted average number of common shares outstanding	15,373,689	6,259,757	2,539,912

Basic and diluted loss per common share	$(1.48)	$(4.07)	$(12.48)

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Deficiency)

(United States Dollars)

			Special Warrants, Warrants, Options and Contributed Surplus
	Common Stock
				Cumulative Translation Adjustment	Accumulated Deficit	Shareholders' Equity (Deficiency)
	Number	Amount
Balance as at December 31, 2001	2,134,656	$50,794,769	$38,182,878	$(2,609,064)	$(86,068,446)	$300,137
Special warrants converted into common shares and warrants	432,428	9,839,811	(9,839,811)	—	—	—
Warrants issued in connection with government grant (note 17 (c))	—	—	808,011	—	—	808,011
Stock options issued for services	—	—	115,287	—	—	115,287
Warrants issued for services and in connection with short-term loan	—	—	208,419	—	—	208,419
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Cumulative translation adjustment (note 3 (c))	—	—	—	159,364	—	159,364
Net loss for the year ended December 31, 2002	—	—	—	—	(31,690,859)	(31,690,859)

Balance as at December 31, 2002	2,567,084	60,634,580	29,474,784	(2,449,700)	(117,759,305)	(30,099,641)
Common shares issued through private placement and public offering	11,006,159	43,692,929	—	—	—	43,692,929
Common shares and warrants granted upon the conversion of warrants and rights	238,857	3,211,698	(2,171,852)	—	—	1,039,846
Warrants issued in connection with debentures and loans	—	—	2,354,370	—	—	2,354,370
Common shares and warrants issued upon conversion of preferred shares	1,211,589	77,329,282	(24,957,001)	—	(1,924,395)	50,447,886
Stock options issued for services	—	—	193,449	—	—	193,449
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Cumulative translation adjustment (note 3 (c))	—	—	—	(4,040,484)	—	(4,040,484)
Net loss for the year ended December 31, 2003	—	—	—	—	(23,547,313)	(23,547,313)

Balance as at December 31, 2003	15,023,689	184,868,489	4,893,750	(6,490,184)	(143,231,013)	40,041,042
Share-based compensation adjustment (note 12)	—	—	5,297,252	—	(5,297,252)	—
Share-based compensation expenses	—	—	2,134,707	—	—	2,134,707
Common shares and warrants issued in connection with convertible debentures	470,833	659,166	4,683,880	—	—	5,343,046
Value of debentures' beneficial conversion feature	—	—	5,863,191	—	—	5,863,191
Common shares issued upon exercise of warrants	250,000	1,499,403	—	—	—	1,499,403
Warrants repurchased	—	—	(1,000)	—	—	(1,000)
Stock options issued for services	—	—	—	—	—	—
Expired, cancelled and forfeited options and warrants	—	—	—	—	—	—
Net loss for the year ended December 31, 2004	—	—	—	—	(22,806,805)	(22,806,805)

Balance as at December 31, 2004	15,744,522	$187,027,058	$22,871,780	$(6,490,184)	$(171,335,070)	$32,073,584

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(United States Dollars)

	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002
CASH FLOWS FROM (USED IN)
Operating activities
Net loss for the period	$(22,806,805)	$(23,547,313)	$(31,690,859)
Items not involving cash —
Amortization	1,390,508	4,218,223	5,688,284
Loss on disposal of capital assets	46,431	27,147	32,087
Write down of capital and intangible assets	547,366	—	—
Issuance of options and warrants for services and financing costs	81,466	2,704,247	258,704
Share-based compensation	2,134,707	—	—
Interest on preferred shares and debt	796,327	4,322,110	4,872,441
Unrealized foreign exchange loss (gain)	7,956	(7,742,567)	(360,673)
Change in operating components of working capital (note 18)	(5,132,726)	(4,939,234)	7,421,170

	(22,934,770)	(24,957,387)	(13,778,846)

Investing activities
Purchase of short-term investments	(4,999,035)	(10,847,245)	—
Redemption of short-term investments	11,504,032	—	4,382,422
Purchase of capital assets	(363,224)	(150,135)	(388,611)
Cash pledged as collateral for lease	(222,003)	217,178	(753,532)

	5,919,770	(10,780,202)	3,240,279

Financing activities
Capital lease repayments	—	(40,460)	(101,627)
Short-term loan proceeds	—	—	1,288,494
Repayment of short-term loan and accumulated interest	—	(1,308,558)	—
Senior and subordinated loan proceeds	—	6,542,790	—
Repayment of senior and subordinated loan and accumulated interest	—	(7,367,568)	—
Convertible debenture proceeds	13,318,750	856,837	—
Repayment of convertible debenture and accumulated interest	—	(884,108)	—
Bridge loan proceeds	—	767,771	—
Repayment of bridge loan and accumulated interest	—	(775,068)	—
Issuance of common shares through private placement	—	48,453,282	—
Funds received on the exercise of warrants	1,499,403	1,120,555	—
Payment of expenses relating to financing	(378,162)	(379,646)	(26,672)
Repurchase of warrants	(1,000)	—	—
Payment of expenses on the exercise of warrants	—	(33,618)	—
Payment of expenses related to the issuance of common shares	—	(4,760,352)	—

	14,438,991	42,191,857	1,160,195

Effect of exchange rate changes on cash and cash equivalents	57,099	(273,905)	(100,724)

Change in cash and cash equivalents for the period	(2,518,910)	6,180,363	(9,479,096)
Cash and cash equivalents, beginning of the period	6,337,677	157,314	9,636,410

Cash and cash equivalents, end of the period	$3,818,767	$6,337,677	$157,314

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     GOING CONCERN ASSUMPTION

  These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that World Heart Corporation (the "Corporation" or "WorldHeart") will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

  The use of these principles may not be appropriate because, as at December 31, 2004, there was substantial doubt that the Corporation would be able to continue as a going concern. The Corporation's ability to continue as a going concern is dependent upon its ability to obtain additional financing and become commercially successful.

  Subsequent to year end, on January 31, 2005, the Corporation announced a definitive agreement to concurrently: acquire all the assets of MedQuest Products, Inc. ("MedQuest") for 9,300,000 common shares; issue approximately 8,900,000 common shares, through a private placement, for gross proceeds of $12,000,000; convert all of its outstanding convertible debentures; and issue 10,655,000 common shares upon the exercise of 10,655,000 warrants for gross proceeds of $10,655,000. This transaction is further described in Note 20. There can be no assurance that the Corporation will be successful in completing this transaction and therefore sustain operations for the foreseeable future.

  These consolidated financial statements do not reflect adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

2.     NATURE OF OPERATIONS

  WorldHeart is a medical devices company with facilities in Ottawa, Ontario, Canada; Oakland, California, USA; and Heesch, Netherlands. WorldHeart is currently focused on the development, commercialization and manufacturing of pulsatile ventricular assist devices ("VADs") which are intended for patients with end-stage heart failure. WorldHeart currently produces and sells the Novacor® LVAS (Left Ventricular Assist System) and is developing a pulsatile next generation VAD.

3.     SIGNIFICANT ACCOUNTING POLICIES

  (a)
  Basis of presentation

    These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), and include all assets, liabilities, revenues and expenses of the Corporation and its wholly owned subsidiaries; World Heart Inc. and World Heart B.V., as well as its equity investment in 2007262 Ontario Inc. (see Note 12). All material intercompany transactions and balances have been eliminated. The consolidated financial statements are expressed in U.S. dollars as described in Note 3 (c).

  (b)
  Use of estimates

    The preparation of these consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

  (c)
  Change in functional and reporting currency

    Effective January 1, 2004, the functional currency of the Corporation changed from the Canadian dollar to the U.S. dollar. In general, this change resulted from the Corporation's restructuring and issuance of common shares and warrants during the year ended December 31, 2003 along with a gradual increase in the overall proportion of business activities conducted in U.S. dollars. Concurrent with this change in functional currency, the Corporation adopted the U.S. dollar as its reporting currency.

    The change was effected for prior periods as follows: assets and liabilities have been translated at the spot rate on that date; income and expense items for those periods have been translated at the average rate for each period; and equity transactions have been translated at historic rates. The resulting net translation adjustment has been posted to the cumulative translation adjustment account.

  (d)
  Cash equivalents and short-term investments

    Cash equivalents and short-term investments include debt instruments of commercial enterprises, financial institutions and government entities. The Corporation has established guidelines relative to credit ratings, diversification and maturities that are intended to mitigate risk and provide safety and liquidity. Cash equivalents include highly liquid and highly rated investments with maturity periods of three months or less when purchased. Short-term investments include those investments with maturities in excess of three months but less than one year.

  (e)
  Inventory

    Inventory of raw materials is valued at the lower of average cost and replacement cost. Work in progress and finished goods are valued at the lower of average cost and net realizable value.

  (f)
  Investment tax credits

    Investment tax credits, which are earned as a result of qualifying research and development expenditures, are recognized when the expenditures are made and their realization is reasonably assured and are applied to reduce related costs and expenses in the year.

  (g)
  Capital assets

    Capital assets are recorded at cost. Amortization is calculated using the following rates and bases:

Furniture and fixtures	20% declining balance
Computer equipment and software	30% declining balance
Manufacturing and research equipment	30% declining balance
Leasehold improvements	Straight-line over the lease term

    The carrying value of capital assets is assessed when factors indicating a possible impairment are present. The Corporation records an impairment loss in the period when it is determined that the carrying amounts may not be recoverable. The impairment loss would be calculated as the amount by which the carrying amount exceeds the discounted cash flows from the asset.

  (h)
  Goodwill and other intangible assets

    Goodwill is not amortized but is tested for impairment on at least an annual basis. Intangible assets with a definite life, consisting of purchased technology, patents, trademarks and other identified rights, are amortized over their legal or estimated useful lives, whichever is shorter, which generally ranges from 3 to 5 years.

    The Corporation reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include a significant decline in market share, a significant decline in profits, changes in technology, significant litigation or other items.

    In evaluating whether there is an impairment of goodwill, management compares the carrying amount of goodwill with its fair value. Because WorldHeart operates in one business segment and all of its goodwill was derived from the purchase of that same business, we are able to determine the value of the reporting unit containing the goodwill by using the trading value of the outstanding common shares and the number of outstanding shares at year-end. We determined the fair value of the goodwill by subtracting the fair value all of the Corporation's assets and liabilities, excluding goodwill, from the value of the reporting unit. An impairment is recognized to the extent that the fair value of the goodwill is less than its carrying amount.

  (i)
  Income taxes

    Income taxes are provided for using the asset and liability method whereby future tax assets and liabilities are recognized using current tax rates on the difference between the financial statement carrying amounts and the respective tax basis of the assets and liabilities. The Corporation provides a valuation allowance on future tax assets when it is more likely than not that such assets will not be realized.

  (j)
  Common shares

    Common shares are recorded as the net proceeds received on issuance after deducting all share issue costs.

  (k)
  Revenue recognition

    Revenue from product sales is recognized when all of the following criteria are met; persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the price is fixed and determinable; and collection is reasonably assured. The Corporation derives revenue from the sale of implant kits and peripheral equipment and training for implant centres.

    Revenue from the sale of implant kits and peripheral equipment is generally recognized when such products are shipped. Where the terms of sale provide customers with rights of return or other guarantees, or where collection is uncertain, revenue is deferred until such time as the rights of return or guarantee expire or, where collection was uncertain, payment is received.

    Training revenue is recognized once the training is provided.

    Sales to new implant centers typically include implant kits, related peripheral equipment and training. For these multiple element sales, the Corporation allocates the total contract value to the elements based on their respective fair values. Revenue is recognized from each element in accordance with the criteria set out above. Revenue is deferred for any undelivered element when the undelivered element is not considered essential to the functionality of the delivered elements. If undelivered elements are essential to the functionality of the delivered elements, the entire contract value is deferred. For most customers, the training component is not considered essential to the use of or the functionality of the implant kits, as the customers already possess sufficient expertise and experience to perform implants.

    The Corporation's implantable products and related peripheral equipment are covered by limited warranties. Warranty costs, which are based on historical experience, are estimated and recorded when the related revenue is recognized. Actual warranty costs are charged against the warranty provision as incurred.

  (l)
  Stock-based compensation

    The Corporation has a stock option plan as described in Note 12. The Corporation accounts for its stock option plan in accordance with the Canadian Institute of Chartered Accountants' ("CICA") Accounting Standards Board Handbook Section 3870, "Stock-based Compensation and Other Stock-based Payments" ("CICA 3870"), which requires companies to account for employee stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the awards vesting period. Any consideration paid by employees on the exercise of stock options or purchase of capital stock is credited to share capital. The pro-forma fair value expense of options issued by the Corporation is disclosed in Note 12.

    Stock options issued in lieu of cash to non-employees for services performed are recorded at the fair value of the options at the time they are issued and are expensed as service is provided.

  (m)
  Research and development costs

    Research costs, including research performed under contract by third parties, are expensed as incurred. Development costs are also generally expensed as incurred unless such costs meet the criteria necessary for deferral and amortization. To qualify for deferral, the costs must relate to a technically feasible, identifiable product that the Corporation intends to produce and market, there must be a clearly defined market for the product and the Corporation must have the resources, or access to the resources, necessary to complete the development. The Corporation has not deferred any such development costs to date.

  (n)
  Government assistance

    Government assistance is recognized when the expenditures that qualify for assistance are made and the Corporation has complied with the conditions for the receipt of government assistance. Government assistance is applied to reduce the carrying value of any assets acquired or to reduce eligible expenses incurred. A liability to repay government assistance, if any, is recorded in the period when the conditions arise that cause the assistance to become repayable. Goverment assistance recognized to date consists of government programs that provide refundable credits for qualifying scientific research and development expenditures such as the Ontario Business Research Institute tax credit program described in Note 13, the Technology Partnerships Canada program described in Note 17(c) and other similar regimes that the Corporation claims under from time to time.

  (o)
  Foreign currency translation

    The financial statements of integrated foreign operations are translated as follows: monetary assets and liabilities are translated at exchange rates prevailing at the balance sheet date; non-monetary items and any related amortization of such items are translated at the rates of exchange in effect when the assets were acquired or obligations incurred; and all other income and expense items are translated at average exchange rates prevailing during the year. Exchange gains and losses are included in net loss for the year.

4.     CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

	2004		2003
	Cash and Cash Equivalents	Short-term Investments	Cash and Cash Equivalents	Short-term Investments
Cash	$1,518,767	$—	$5,102,947	$—
Guaranteed investment certificates	2,300,000	—	—	—
Asset backed notes held with financial institutions	—	—	1,234,730	—
Corporate securities	—	4,999,034	—	11,720,510

	$3,818,767	$4,999,034	$6,337,677	$11,720,510

  The corporate securities earn interest at rates ranging from 2.36% to 4.5% and have maturity dates ranging from June 1, 2005 to March 16, 2006.

5.     INVENTORY

	2004	2003
Raw materials	$2,337,702	$1,076,551
Work in progress	3,014,302	1,764,925
Finished goods	2,760,521	3,061,390

	$8,112,525	$5,902,866

  Included in finished goods inventory is $409,360 (2003 — $Nil) delivered to customers and for which title has transferred to the customer. These transfers are treated as consignment sales and revenue is deferred until the Corporation determines that persuasive evidence of an agreement exists; the price is fixed and determinable; and collection is reasonably assured.

6.     CAPITAL ASSETS

	2004
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$443,349	$334,184	$109,165
Computer equipment and software	1,465,905	1,061,608	404,297
Manufacturing and research equipment	4,996,274	3,498,150	1,498,124
Leasehold improvements	507,755	507,755	—

	$7,413,283	$5,401,697	$2,011,586

	2003
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$407,318	$248,922	$158,396
Computer equipment and software	1,581,625	975,081	606,544
Manufacturing and research equipment	5,458,867	3,182,150	2,276,717
Leasehold improvements	507,755	507,755	—

	$7,955,565	$4,913,908	$3,041,657

7.     INTANGIBLE ASSETS

  The cost and accumulated amortization of the Corporation's intangible assets as of December 31, 2004 and December 31, 2003 are as follows:

	2004
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$11,599,555	$11,344,543	$255,012
Other intangible assets	4,371,573	4,371,573	—

	$15,971,128	$15,716,116	$255,012

	2003
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$11,599,555	$10,834,490	$765,065
Other intangible assets	4,371,573	4,257,520	114,053

	$15,971,128	$15,092,010	$879,118

8.     SHORT-TERM LOANS

  On December 18, 2002, the Corporation entered into a $1,288,494 non-revolving term loan with a maturity date of June 18, 2003 and interest at the rate of 2% per month. The loan was collateralized by a general security agreement covering the Corporation's right, title and interest in all of its property and assets and an assignment of all patents, trademarks and licence agreements of the Corporation. On January 28, 2003, prior to the maturity date of the loan, the Corporation repaid the loan in full and the security was discharged.

  On January 28, 2003, the Corporation entered into a senior loan agreement totaling $4,579,953 and a subordinated loan agreement totaling $1,962,837 ("Loans"). The Loans originally matured on July 31, 2003 and with an interest rate of 18% per annum payable monthly plus a 4% lenders fee. As collateral for the Loans, the Corporation entered into general security agreements over all of its assets. The Loans were amended to extend the maturity date to September 23, 2003 at which point they were repaid in full. Fees relating to loan extensions on the senior and subordinated loans amounted to $336,782.

  On July 30, 2003, the Corporation issued senior subordinated convertible debentures for gross proceeds of $856,837 with a maturity date of October 22, 2003, and an interest rate of 14%. The subordinated convertible debentures were repaid in full on September 23, 2003.

  On September 4, 2003 the Corporation entered into a bridge loan agreement totaling $767,771 with a maturity date of the earlier of the completion of a private placement and October 22, 2003, and with an interest rate of 14% per annum payable monthly, plus a lenders fee of 4%. The bridge loan was repaid in full on September 23, 2003.

9.     TAXES PAYABLE

  The Corporation has accrued $832,000 related to a sales tax assessment received from the Province of Ontario during the year. The amount is included in research and development expenses as the assessment relates to taxes assessed on certain of those expenses incurred in the prior years. Until the assessment has been paid, the Ministry of Finance for Ontario has placed a lien for the value of the assessed amount on the assets of the Corporation.

10.   CONVERTIBLE DEBENTURES

  On September 15, 2004, the Corporation issued unsecured convertible debentures ("Debentures") and warrants ("Warrants") for gross proceeds of $13,318,750. The Debentures, which become due on September 15, 2009, are convertible at any time at the holders' option into common shares of the Corporation at a price of $1.25 per share and accumulate non-compounding interest at an annual rate of 3%. Interest is convertible at any time into common shares of the Corporation at a price based on the five day weighted average trading price immediately prior to conversion. The Corporation can redeem the Debentures when the trading price of the Corporation's common shares is greater than $3.00 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Debentures in any 90-day period. In addition, Warrants to purchase 10,655,000 common shares of the Corporation at an exercise price of $1.55 per share and exercisable for a period of five years were issued to the Debenture holders. The Corporation may call the Warrants when the trading price of the Corporation's common shares is greater than $4.50 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Warrants in any 90-day period.

  The Corporation issued to its agents 470,833 common shares of the Corporation with a value of $659,166 and granted agent's warrants exercisable for 193,800 common shares of the Corporation with a value of $179,759 having the same terms as the Warrants.

  The Debentures and Warrants have been accounted for in accordance with their substance and are presented in the financial statements in their debt and equity components, measured at their respective fair values at the time of issue. The debt component has been calculated as the present value of future cash flows. The equity component is shown as contributed surplus and consists of the value of the Warrants and the conversion feature component of the Debentures.

  The respective fair values of the components of the Debentures at the time of issue and as at December 31, 2004 are as follows:

	September 15, 2004	December 31, 2004
Convertible debentures	$1,734,350	$2,530,659
Warrants	4,504,127	4,504,127
Conversion feature	5,863,191	5,863,191

	$12,101,668	$12,897,977

  Interest is accrued at the effective rate of the Debentures up to a maturity value of $15,316,563 on September 15, 2009. Interest of $796,309 was accrued to December 31, 2004.

  As a condition of the MedQuest acquisition described in Note 20, the holders of the Debentures have unanimously agreed to convert the Debentures and accrued interest into common shares of the Corporation.

11.   PREFERRED SHARES

  (a)
  Authorized

    Authorized preferred shares of the Corporation consist of an unlimited number of shares issuable in series.

  (b)
  Issued

    On September 22, 2003, Edwards exchanged all of the Series A redeemable, cumulative, participating preferred shares of World Heart Inc. for 711,589 common shares.

    On November 27, 2003, Edwards Lifesciences (U.S.) Inc. converted all of the Series A cumulative, redeemable, convertible preferred shares into 500,000 common shares and warrants to acquire 1,000,000 common shares at $5.93 per share, expiring November 27, 2008. A fair value of $6,015,680 was attributed to the additional common shares and warrants of which $4,091,286 was applied to reduce the outstanding liability for accrued dividends and the remaining $1,924,394 was charged to accumulated deficit.

12.   SHAREHOLDERS' EQUITY

  Common shares

  (a)
  Authorized

    Authorized common shares of the Corporation consist of an unlimited number of shares with no par value.

    On November 25, 2003, the Corporation's shareholders approved a one-for-seven consolidation of the Corporation's common shares and common share equivalents, and on December 1, 2003 WorldHeart filed Articles of Amendment effecting the share consolidation. All references to common share, option, warrant and per common share amounts for all periods presented have been retroactively restated to reflect the share consolidation.

  Employee Stock Option Plan

  The Corporation has an employee stock option plan ("ESOP"). The maximum number of shares that may be reserved and set aside under options to eligible persons pursuant to the ESOP may not exceed 1,501,857 common shares (2003 — 1,501,857). As at December 31, 2004, options for 789,046 common shares have been granted. In addition on September 23, 2004, the Corporation granted, subject to shareholder approval of an increase in the number of options available under the plan, options for 2,383,725 common shares to employees, officers, directors and consultants. Approval will be sought at the next annual meeting of shareholders. In addition, the grant is conditional on the forfeiture by the employees, officers, directors and consultants of 251,685 options for common shares already issued and outstanding under the plan. The maximum number of common shares at any time available for issuance under the ESOP, or pursuant to other outstanding options, to any one person is 5% of the common shares then issued and outstanding. A committee appointed by the Board of Directors administers the ESOP. The option exercise price for all options issued under the ESOP is based on the fair market value of the common shares on the date of grant priced on the close of market in the Toronto Stock Exchange ("TSX") immediately prior to the date of grant. The options generally vest annually in equal portions over either a five-year period or three-year period and must be exercised within a four-year period from each date of vesting.

  On March 5, 2003, the Board of Directors approved a proposal to offer employees, officers, directors and consultants of the Corporation the opportunity to exchange options ("Option Exchange") held by them and granted prior to 2003 ("Existing Options"), for a reduced number of options ("New Options") at a price that more closely reflected the then current trading price. Approval of the shareholders was required with respect to option exchanges for persons considered to be insiders of the Corporation including the Corporation's executive officers and members of the Board of Directors. Shareholders approved the insiders' exchange on June 16, 2003. The Toronto Stock Exchange approved the Option Exchange on June 20, 2003. In total, participants under the ESOP chose to exchange a total of 121,218 Existing Options for 23,660 New Options.

  Rights related to 2007262 Ontario Inc.

  On December 19, 2001, the Corporation incorporated 2007262 Ontario Inc. ("2007262") to carry out specified research and development. The Corporation and New Generation Biotech (Equity) Fund Inc. ("NewGen"), an Ontario labour sponsored venture capital corporation, subscribed for an equal number of common shares of 2007262. Additionally, NewGen subscribed for 91,000 Series 1 preferred shares ("Series 1 Shares") of 2007262 for net proceeds of $2,157,330 after deducting expenses of the placement of $83,484. The Corporation sold to 2007262 certain technology in exchange for 14,285 Series 2 preferred shares ("Series 2 Shares") of 2007262 and a promissory note in the amount of $1,261,591.

  The promissory note was repaid to the Corporation from the proceeds of the Series 1 preferred shares and the balance of the Series 1 preferred share proceeds was used to improve and enhance the technology transferred by the Corporation.

  On January 31, 2003, NewGen redeemed the Series 1 preferred shares for 91,000 common shares of the Corporation and 91,000 common share purchase warrants ("Purchase Warrants") of the Corporation. Each Purchase Warrant was exercisable into one common share of WorldHeart at a price of $26.25 at any time up to January 24, 2004 but expired unexercised as at that date.

  2007262 has been accounted for as a research and development arrangement. The Corporation recorded the NewGen funding as contributed surplus and the amounts expended by 2007262 from the NewGen funding as research and development expenses in the period that they occurred. Expenses incurred by 2007262 in the year were $230,071 (2003 — $608,970; 2002 — $951,274).

  Stock Option and Warrant Activity

  The following table summarizes the number of options and warrants outstanding and the weighted average exercise price:

	Employees		Non-Employees
	Options #	Weighted average exercise price $	Options #	Weighted average exercise price $	Warrants #	Weighted average exercise price $	Total #
Outstanding at Dec. 31, 2001	177,113	56.47	6,078	53.16	151,066	36.02	334,257
Granted	132,801	27.82	4,826	29.05	490,641	24.92	628,268
Exercised	—	—	—	—	(22,499)	26.72	(22,499)
Expired	(3,518)	45.93	—	—	(12,143)	97.04	(15,661)
Forfeited	(45,099)	38.87	(1,221)	42.56	—	—	(46,320)

Outstanding at Dec. 31, 2002	261,297	45.09	9,683	42.49	607,065	26.18	878,045
Granted	1,079,538	8.07	34,350	8.25	14,138,457	6.18	15,252,345
Exercised	—	—	—	—	(147,857)	7.12	(147,857)
Cancelled	(118,108)	53.77	(3,110)	46.99	—	—	(121,218)
Expired	(2,758)	39.51	—	—	(5,000)	57.75	(7,758)
Forfeited	(75,621)	19.36	(1,258)	9.41	—	—	(76,879)

Outstanding at Dec. 31, 2003	1,144,348	10.98	39,665	13.54	14,592,665	6.99	15,776,678
Granted	127,852	6.46	3,095	7.77	10,923,566	1.58	11,054,513
Exercised	—	—	—	—	(250,000)	5.93	(250,000)
Repurchased	—	—	—	—	(300,000)	5.93	(300,000)
Expired	(7,166)	52.46	—	—	(541,998)	26.84	(549,164)
Forfeited	(514,165)	8.01	(4,583)	8.48	—	—	(518,748)

Outstanding at Dec. 31, 2004	750,869	11.85	38,177	13.68	24,424,233	4.15	25,213,279

	Options
	Employees	Non-Employees	Warrants
Weighted average exercise price of exercisable options and warrants:
December 31, 2002	$52.24	$51.84	$27.59
December 31, 2003	45.67	50.55	7.03
December 31, 2004	18.09	18.34	4.15
Number of exercisable options and warrants:
December 31, 2002	87,916	3,372	607,065
December 31, 2003	66,283	4,036	14,592,665
December 31, 2004	287,102	17,867	24,424,233
Range of exercise prices of all options and warrants at December 31, 2004:
From	$1.02	$5.31	$1.55
To	105.43	59.95	29.05
Range of expiry dates of all options and warrants at December 31, 2004:
From	Jan. 5, 2005	Jul. 14, 2005	Dec. 19, 2005
To	Dec. 7, 2011	Dec. 31, 2010	Sep. 14, 2009

  The following table summarizes information about the outstanding options and warrants as at December 31, 2004:

Range of exercise price	Number outstanding	Weighted average exercise price	Weighted average remaining life in years
$ 1.02 to 2.50	10,868,424	$1.55	4.7
2.51 to 5.00	1,484	4.08	5.5
5.01 to 7.50	13,258,314	6.01	3.7
7.51 to 10.00	864,269	8.00	4.4
10.01 to 20.00	7,838	14.68	1.3
20.01 to 40.00	170,095	28.72	2.1
40.01 to 105.43	42,855	56.44	1.6

	25,213,279	$4.40	4.1

  On September 23, 2004, the Corporation conditionally granted, subject to shareholder approval of an increase in the number of options available under the plan, options for 2,383,725 common shares to employees, officers, directors, and consultants. These conditional grants are not included in the number of options and warrants outstanding of 25,213,279. In addition, the grant is conditional on the forfeiture by the employees, officers, directors and consultants of 251,685 options for common shares already issued and outstanding under the plan. Options were granted as follows: 215,000 to Canadian based individuals with an exercise price of Cdn $1.43 and 2,168,725 to individuals based outside of Canada with an exercise price of $1.12. Options vest one third on each of the first, second and third anniversaries of the date of grant and expire on September 22, 2013.

  The Corporation accounts for its stock option plan in accordance with the provisions of CICA 3870, which requires companies to account for stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award's vesting period.

  In accordance with one of the transitional options permitted under CICA 3870, the Corporation has determined the value of previously issued options using the fair value based method and has adjusted the opening contributed surplus and accumulated deficit at January 1, 2004 for the amounts determined under that method that were previously not expensed. The effect of the retroactive adjustment at January 1, 2004 increased contributed surplus and accumulated deficit by $5,297,252. The non-cash share-based compensation costs for the year ended December 31, 2004 do not include charges related to the options to purchase 2,383,725 common shares that were conditionally granted on September 23, 2004.

  Also under these new recommendations, where the fair value based method of accounting has not been used to account for employee stock options, companies are required to disclose pro forma net income and pro forma earnings per share, as if the fair value based method of accounting had been used to account for these stock based awards. The estimated share-based compensation costs based on stock options granted to directors and employees and the pro forma net loss and loss per share are as follows:

	2003	2002
Net loss applicable to common shareholders	$(25,471,707)	$(31,690,859)
Share-based compensation costs	(1,579,378)	(1,653,660)

Adjusted pro forma net loss	$(27,051,085)	$(33,344,519)

Reported basic and diluted loss per share	$(4.07)	$(12.48)
Share-based compensation costs per share	(0.25)	(0.65)

Pro forma basic loss per share	$(4.32)	$(13.13)

  The weighted average fair value of the options issued during the year ended December 31, 2004 was $4.39 (2003 — $5.48; 2002 — $18.83). The fair values of options granted are determined using the Black-Scholes model. For 2004, 2003 and 2002, the following weighted average assumptions were utilized:

	2004	2003	2002
Expected option life, in years	6	6	6
Volatility	73%	75%	75%
Risk free interest rate	4.00%	3.65%	3.65%
Dividend yield	Nil	Nil	Nil

13.   GOVERNMENT ASSISTANCE

  During the year ended December 31, 2001, the Corporation accrued a tax credit receivable related to the Ontario Business Research Institute tax credit ("OBRITC") program, in the amount of $2,304,492 that was associated with research payments made to the Cardiovascular Devices Division of the Ottawa Heart Institute Research Corporation from 1997 to 2000. Following the completion of the provincial Ministry of Finance's audit and proposed amendments to the OBRITC legislation, the Corporation received payment of $597,538 related to this claim during the year ended December 31, 2003. The full amount of the claim is under dispute and, due to the uncertainty of the ultimate resolution of the claim, the Corporation recorded a provision for the remainder of $1,706,954 in 2003. This provision was charged to research and development expense.

14.   RESTRUCTURING

  On August 25, 2004, the Corporation approved a plan to consolidate its Ottawa, Ontario operations into its facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American operations into one location is expected to reduce ongoing business expenses and improve the Corporation's operational efficiency and effectiveness. The Corporation expects the restructuring to be completed by the end of June 2005 and expects to incur total restructuring charges of $2,611,764 comprising employee severance costs of $1,509,192; contract settlement costs of $719,894; write down of capital assets to net realizable value of $338,595; and other costs of $44,083. The amounts accrued and expensed to date are as follows:

	Costs accrued during the year	Costs paid or settled in the year	Balance in accrued liabilities as at December 31
Employee severance costs	$1,396,037	$795,923	$600,114
Contract settlement costs	57,653	—	57,653
Write down of capital assets	338,595	338,595	—
Other costs	22,509	8,624	13,885

	$1,814,794	$1,143,142	$671,652

  During the year ended December 31, 2003, the Corporation restructured its worldwide distribution to increase emphasis on direct sales and marketing and refocused its next-generation VAD development programs. Associated restructuring costs incurred for 2003 totaled $3,494,676. Employee severance and termination costs of $27,665 were reversed in the year ended December 31, 2004. The Corporation does not anticipate incurring any additional costs relating to the 2003 restructuring activities.

15.   LOSS PER COMMON SHARE

  For all of the years presented, diluted loss per share equals basic loss per share due to the anti-dilutive effect of convertible preferred shares, stock options and warrants. These instruments could potentially dilute basic earnings per share in the future by being converted into common shares:

	Number of common shares to be issued on exercise or conversion
	2004	2003	2002
Convertible preferred shares	—	—	932,502
Employee and non-employee stock options	789,046	1,184,013	270,980
Warrants	24,424,233	14,592,665	840,139
Convertible debentures	10,655,000	—	—
Stock options subject to shareholder approval	2,383,725	—	—

Total potentially dilutive instruments	38,252,004	15,776,678	2,043,621

16.   INCOME TAXES

  The Corporation operates in several tax jurisdictions. Its income is subject to varying rates of tax and losses incurred in one jurisdiction cannot be used to offset income taxes payable in another. A reconciliation of the combined Canadian federal and provincial income tax rate with the Corporation's effective tax rate is as follows:

	2004	2003	2002
Canadian loss	$(12,454,602)	$(16,921,757)	$(9,701,130)
United States' loss	(9,052,555)	(6,296,565)	(21,989,729)
European loss	(1,299,648)	(328,991)	—

Loss before income taxes	$(22,806,805)	$(23,547,313)	$(31,690,859)

Expected statutory rate	36.12%	36.62%	38.62%
Expected recovery of income tax	$(8,240,000)	$(8,630,000)	$(12,240,000)
Effect of foreign tax rate differences	(510,000)	(340,000)	(420,000)
Permanent differences	1,111,000	1,080,000	1,920,000
Change in valuation allowance	7,940,000	12,680,000	8,960,000
Effect of changes in SR&ED carryforwards	2,251,000	760,000	800,000
Effect of tax rate changes	268,000	270,000	1,360,000
Effect of exchange rate differences	(2,820,000)	(5,820,000)	(380,000)

Recovery of income taxes	$—	$—	$—

  The Canadian statutory income tax rate of 36.12% is comprised of federal income tax at approximately 22.12% and provincial income tax at approximately 14.00%. For the years ended December 31, 2003 and 2002, the permanent differences relate primarily to imputed interest expense on the Preferred Shares and goodwill amortization.

  The primary temporary differences affecting future taxes and their approximate effects are as follows:

	2004	2003
Future tax assets:
SR&ED expenditures	$10,280,000	$9,390,000
Net operating losses	37,750,000	32,190,000
Investment tax credits	5,540,000	4,660,000
Share issue costs	4,790,000	4,500,000
Asset basis differences	1,500,000	1,320,000

	59,860,000	52,060,000
Less: valuation allowance	(59,570,000)	(51,630,000)

	290,000	430,000
Future tax liabilities:
Asset basis differences	(290,000)	(430,000)

Net future income tax liability	$—	$—

  As at December 31, 2004 the Corporation has unclaimed Scientific Research and Experimental Development ("SR&ED") expenditures, income tax loss carryforwards and investment tax credits.

  The unclaimed amounts and their expiry dates are as follows:

	2004	2003
SR&ED expenditures — carried forward without expiry	$28,500,000	$25,610,000
Income tax loss carryforwards:
Federal (Canada) (expire 2005-2011)	57,082,000	49,210,000
Provincial (expire 2005-2011)	56,000,000	52,290,000
United States (expire 2010-2020)	49,100,000	46,430,000
Europe	1,400,000	140,000
Investment tax credits (expire 2006-2014)	7,100,000	6,170,000

17.   COMMITMENTS AND CONTINGENCIES

  (a)
  Operating Leases

    The Corporation is committed to minimum lease payments for office facilities and equipment as follows:

Year ended December 31,	2005	$1,440,597
	2006	1,407,680
	2007	354,770
	2008	37,476
	2009	2,197

    Total rent expense for the years ended December 31, 2004, 2003 and 2002 was $1,026,315, $1,114,717, and $1,092,705 respectively. During 2002, the Corporation pledged cash in the amount of $750,000 as collateral for obligations under a premises lease for the Oakland operation. During 2003, $222,003 was drawn against the cash amount pledged to cover certain rent obligations and in 2004 the Corporation restored the balance to the original pledged amount of $750,000.

  (b)
  Novacor LVAS Royalties

    The Corporation is committed, under the Novacor LVAS royalty agreement to royalty payments to certain employees. Royalties are payable on annual consolidated gross revenues at a rate of 0.808% up to a cumulative maximum of $3,232,000. Royalty payments to date total $1,027,184; included in accounts payable and accrued liabilities at December 31, 2004 is $95,646 (2003 — $37,478).

  (c)
  Technology Partnerships Canada Contribution Agreement

    During 2002, the Corporation entered into a shared funding program with Technology Partnerships Canada ("TPC") under which the Canadian government shares costs of certain research and development activities. The Corporation claimed funding in the amount of approximately $6,624,000. As at December 31, 2004, $203,250 (2003 — $193,648) is included in accounts receivable. Effective January 1, 2004, repayment is in the form of royalties payable on annual consolidated gross revenues at a rate of 0.65% for a nine-year period ended December 31, 2012. If during this period royalty payments reach the maximum of $20,250,000 no further repayments will be required. If the royalty payments do not exceed $20,250,000 during this period they will continue until 2015 or until the maximum is reached, whichever comes first. During the year ended December 31, 2004, the Corporation has accrued royalties owing of approximately $69,000.

    In connection with the agreement, the Corporation granted TPC 92,857 warrants to purchase an equivalent number of common shares of the Corporation, exercisable until December 4, 2006 at an exercise price of $29.05 per share.

  (d)
  Research Agreement

    Effective April 1, 1996, the Corporation entered into a research agreement with the Cardiovascular Devices Division ("CVD") of the Ottawa Heart Institute Research Corporation ("Research Agreement") under which the Corporation agreed to fund a substantial portion of CVD's remaining research efforts relating to artificial heart technology. The Corporation acquired joint ownership with CVD of the technology arising from CVD's research under the Research Agreement and an exclusive twenty-five year license to market the product and certain other related technologies for an initial license fee of $147,544 and royalties of 7%. The Corporation is no longer focused on developing or commercializing this technology and as a result is not expected to make any royalty payments to CVD.

    The Corporation's research funding to CVD under the Research Agreement was $13,400,000 for the period April 1, 1996 to December 31, 2004. The Corporation does not anticipate any future payments under the Research Agreement, as it is not pursuing development of the CVD artificial heart technology.

    The Corporation also agreed with CVD to fund Cdn $150,000 per year for the period from July 1, 1996 to June 30, 2006 for a research chair in medical devices at the University of Ottawa Heart Institute.

    CVD was considered a related party by virtue of the fact that the Chairman and Chief Scientific Officer of the Corporation prior to September 23, 2003 was also the Director of CVD. In September 2003, that individual resigned as Chairman and Chief Scientific Officer and as a result CVD is no longer considered a related party.

    Prior to September 23, 2003, the Corporation incurred $159,200 (2002 — $499,480) for research and development fees to CVD under the Research Agreement described in Note 17 (a). In addition, the Corporation incurred $95,200 (2002 — $107,030) to CVD relating to the research chair under the Research Agreement.

    Prior to September 23, 2003, the Corporation incurred salaries of $372,323 (2002 — $476,213) relating to employees that have been seconded by the Corporation to CVD. These expenditures were recovered by the Corporation from CVD.

18.   NET CHANGE IN OPERATING COMPONENTS OF WORKING CAPITAL AND SUPPLEMENTAL CASH FLOW DISCLOSURE

  The net change in operating components of working capital is comprised of:

	2004	2003	2002
Accounts and other receivables	$(475,399)	$(334,286)	$2,017,870
Prepaid expenses	52,000	(275,978)	224,705
Inventory	(2,176,785)	(1,812,506)	1,148,080
Accounts payable and accrued liabilities	(2,172,728)	(2,502,353)	3,418,486
Accrued compensation	(359,814)	(14,111)	612,029

	$(5,132,726)	$(4,939,234)	$7,421,170

  Interest and financing costs paid in the year ended December 31, 2004 totalled $nil (2003-$1,235,367; 2002-$nil).

19.   SEGMENTED INFORMATION

  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Corporation's chief decision maker in deciding how to allocate resources and assess performance. The Corporation's chief decision maker is the Chief Executive Officer.

  On September 23, 2003, the Corporation realigned its business operations to focus on commercial operations and to reduce research and development costs. Research and development efforts were refocused to concentrate on developing future products that will evolve from current commercialized technologies and products into next generation technologies and marketable products. Accordingly, the Corporation is no longer organized by multiple operating segments for the purpose of making operating decisions or assessing performance and, as a result, the Corporation operates in one reportable segment.

  The following geographic area data includes revenue based on product shipment destination and long-lived assets based on physical location. The Corporation has locations in Canada, the United States and Europe:

	2004		2003		2002
	Revenue	Long-lived assets	Revenue	Long-lived assets	Revenue	Long-lived assets
United States	$5,343,725	$16,038,366	$4,129,322	$17,023,264	$3,452,779	$18,248,248
Europe	3,033,294	515,011	1,862,335	611,979	2,187,115	—
Canada	510,672	2,892,864	245,424	3,465,176	599,450	3,136,947
Japan	688,070	—	538,726	—	616,114	—
Less: Edwards fee	—	—	—	—	(418,762)	—

	$9,575,761	$19,446,241	$6,775,807	$21,100,419	$6,436,696	$21,385,195

  At December 31, 2004 and 2003 accounts receivable from Edwards comprised 8% and 24%, respectively, of accounts receivable and one other (2003 — one other) account receivable amounted to greater than 10% of the total respective accounts receivable balances. During 2004, Edwards accounted for 7% of revenue and one other customer accounted for 10% of revenue. During 2003, Edwards accounted for 38% of revenue and two other customers accounted for 23% of revenue. During 2002, Edwards accounted for 50% of revenue and no other customer accounted for more than 10% of revenue.

  In conjunction with Edwards' investment in the Corporation and the Corporation's acquisition of the Novacor division from Edwards, the Corporation entered into a distribution agreement (the "Distribution Agreement") whereby Edwards was the sole distributor, except in the United States, of the Corporation's heart assist products for a period of five years commencing July 1, 2000. On December 31, 2003, the Distribution Agreement was amended to reflect Edwards as sole distributor in Japan only. Also on December 31, 2003, the Corporation entered into a transition agreement to acquire certain inventory and capital assets from Edwards. For the year ended December 31, 2004, purchases from Edwards for components were $818,383 (2003 — $674,328; 2002 — $601,580). Edwards agreed to provide administrative services relating to distribution activities on an interim basis. Other purchases from Edwards for research and development materials and support and other services amounted to $180,723 (2003 — $897,121; 2002 — $975,017).

20.   SUBSEQUENT EVENTS

  On January 31, 2005, the Corporation entered into an agreement to acquire all of the assets of MedQuest for 9,300,000 common shares of the Corporation, subject to certain consents, conditions and shareholder approval. In connection with the acquisition of MedQuest, the Corporation has also entered into a private placement agreement with Maverick Venture Management, LLC ("Maverick"). At the closing of the acquisition, Maverick will purchase 8,888,889 common shares of the Corporation at a purchase price of $1.35 per share.

  In addition, as a condition of this transaction, investors that participated in the Corporation's September 2004 convertible debenture transaction (Note 10) have unanimously agreed, subject to shareholder approval of a reduction in the Warrant exercise price from $1.55 to $1.00 per share, to convert their debentures at their stated conversion price of $1.25 per common share into approximately 10,655,000 common shares. The accrued interest will be converted into common shares at a conversion price equal to the market prices at the date of conversion. Subsequent to December 31, 2004, approximately $1.5 million of the debt and approximately $11,300 accrued interest has been converted into approximately 1.4 million common shares of the Corporation. The convertible debenture holders have also agreed to exercise the corresponding warrants into 10,655,000 common shares of the Corporation at an adjusted exercise price of $1.00 per common. The Warrants are currently exercisable until September 2009 at a price of $1.55 per common share. The Company will seek shareholder approval for a $0.55 reduction in the warrant exercise price.

  On January 31, 2005, the Corporation conditionally granted, 3,418,750 options to employees, officers, directors and consultants subject to shareholder approval of an increase in the number of options available under the plan; 1,309,500 of these options are reserved for new directors, officers and employees. The options have an exercise price of $1.48, vest one third on each of the first, second and third anniversaries of the date of grant and expire six years after each vesting date.

21.   FINANCIAL INSTRUMENTS

  Financial instruments recognized in the balance sheet at December 31, 2004 consist of cash and cash equivalents, short-term investments, accounts and other receivables, accounts payable and certain accrued liabilities and convertible debentures. The Corporation does not hold or issue financial instruments for trading purposes.

  The Corporation invests the majority of its excess cash in high-grade instruments and diversifies the concentration of cash among different financial institutions.

  (a)
  Fair value

    The Corporation believes that the carrying values of its financial instruments approximate their fair values because of their short terms to maturity, except for the long-term receivable and the convertible debentures. The long-term receivable is valued at the present value of future cash flows at a rate of 4%. The convertible debentures with a face value of $13,318,750 are presented in their debt and equity components measured at their relative fair values at the time of issue (see Note 10). The current fair value of the convertible debentures is not readily determinable.

  (b)
  Interest rate risk

    The Corporation is subject to interest rate risks from time to time because of the term to maturity of its cash equivalents and short-term investments.

  (c)
  Foreign exchange risk

    The Corporation transacts mainly in U.S. dollars but also in Canadian dollars and Euros. While the Corporation derives revenues in both Euros and Canadian dollars, it currently has net cash outflows in those currencies. The Corporation keeps cash balances on hand in those currencies that it estimates it requires to cover net cash outflow for the next quarter on a rolling basis.

  (d)
  Credit risk

    Financial instruments that potentially subject the Corporation to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Corporation has established guidelines for cash, cash equivalents and short-term investments relative to credit ratings, diversification and maturities that are intended to maintain safety and liquidity. The Corporation has a limited number of customers, all of which operate in the health-care industry. As at December 31, 2004, approximately 8% (2002 — 24%; 2002 — 68%) of the accounts receivable balance was due from Edwards. The Corporation performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Corporation maintains an allowance for doubtful accounts receivable of $146,307 (2003 — $41,782) based upon the expected collectibility of accounts receivable.

APPENDIX C

WORLD HEART CORPORATION

Quarterly Financial Statements
 For the periods ended December 31, 2004 and March 31, 2005

WORLD HEART CORPORATION

CONSOLIDATED BALANCE SHEETS

(United States Dollars)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,536,861	$3,818,767
Short-term investments	—	4,999,034
Trade and other receivables	4,137,000	4,238,049
Prepaid expenses	991,467	575,261
Deferred transaction and financing costs	330,247	—
Inventory	8,453,189	8,112,525

	18,448,764	21,743,636
Long-term receivable	—	318,553
Cash pledged as collateral for lease	750,000	750,000
Capital assets	1,937,490	2,011,586
Goodwill	17,179,643	17,179,643
Intangible assets	127,498	255,012

	$38,443,395	$42,258,430

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,234,969	$3,854,833
Taxes payable	744,000	832,000
Accrued compensation	744,249	1,343,364
Deferred revenue	1,702,163	1,607,622

	7,425,381	7,637,819
Convertible debentures (note 3)	7,473,840	8,177,140
Long-term obligation	8,830	16,368

	14,908,051	15,831,327

Shareholders' equity
Common shares	215,740,523	214,616,061
Issued and outstanding — 17,101,359 common shares (December 31, 2004 — 15,744,522 common shares)
Additional paid-in capital	11,377,442	11,451,267
Cumulative other comprehensive income	(6,285,577)	(6,285,577)
Accumulated deficit	(197,297,044)	(193,354,648)

	23,535,344	26,427,103

	$38,443,395	$42,258,430

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

(United States Dollars)

	Three months ended
	March 31, 2005	March 31, 2004
	(unaudited)	(unaudited)
Revenue	$3,416,988	$2,192,343
Cost of goods sold	(2,111,702)	(1,178,397)

Gross margin	1,305,286	1,013,946

Expenses
Selling, general and administrative	(3,445,829)	(3,035,445)
Research and development	(1,187,558)	(1,345,568)
Restructuring costs (note 5)	(129,498)	—
Amortization of intangibles	(127,514)	(129,166)

	(4,890,399)	(4,510,179)

Operating loss before the undernoted	(3,585,113)	(3,496,233)
Other income (expenses)
Foreign exchange loss	(24,372)	(100,467)
Investment income	20,026	90,797
Interest expense and financing costs	(352,937)	(3,704)

Net loss for the period	(3,942,396)	(3,509,607)
Accumulated deficit, beginning of the period	(193,354,648)	(167,212,850)

Accumulated deficit, end of the period	$(197,297,044)	$(170,722,457)

Weighted average number of common shares outstanding	16,556,950	15,117,096

Basic and diluted loss per common share	$(0.24)	$(0.23)

(The accompanying notes are an integral part of these consolidated financial statements.)

WORLD HEART CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(United States Dollars)

	Three months ended
	March 31, 2005	March 31, 2004
	(unaudited)	(unaudited)
CASH FLOWS FROM (USED IN)
Operating activities
Net loss for the period	$(3,942,396)	$(3,509,607)
Items not involving cash —
Amortization	294,522	325,840
Issuance of options and warrants for services and financing costs	—	8,201
Interest and accretion on convertible debentures	347,322	—
Unrealized foreign exchange loss	97,547	123,345
Change in operating components of working capital	(971,549)	(4,189,108)

	(4,174,554)	(7,241,329)

Investing activities
Redemption of short-term investments	4,999,034	11,504,032
Purchase of capital assets	(92,912)	(34,251)
Cash pledged as collateral for lease	—	(222,003)

	4,906,122	11,247,778

Financing activities
Common shares issued through exercise of warrants	—	1,499,404

	—	1,499,404

Effect of exchange rate changes on cash and cash equivalents	(13,474)	27,929

Change in cash and cash equivalents for the period	718,094	5,533,782
Cash and cash equivalents, beginning of the period	3,818,767	6,337,677

Cash and cash equivalents, end of the period	$4,536,861	$11,871,459

Supplementary Cash Flow Information

	Three months ended
	March 31, 2005	March 31, 2004
	(unaudited)	(unaudited)
Convertible debentures settled with the issuance of common shares	$1,679,461	$—
Accrued interest on convertible debentures settled with the issuance of common shares	$19,977	$—

(The accompanying notes are an integral part of these consolidated financial statements.)

C-4

WORLD HEART CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.     GOING CONCERN ASSUMPTION

  These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that World Heart Corporation (the "Corporation" or "WorldHeart") will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

  The use of these principles may not be appropriate because, as at March 31, 2005, there was substantial doubt that the Corporation would be able to continue as a going concern. The Corporation's ability to continue as a going concern is dependent upon its ability to obtain additional financing and become commercially successful.

  On January 31, 2005, the Corporation announced a definitive agreement to concurrently: acquire all the assets of MedQuest Products, Inc. ("MedQuest") for 9,300,000 common shares; issue 8,888,889 common shares, through a private placement, for gross proceeds of $12,000,000; convert all of its outstanding convertible debentures; and issue 10,655,000 common shares upon the exercise of 10,655,000 warrants for gross proceeds of $10,655,000. During the quarter, $1,679,461 of the convertible debentures and $19,977 of accrued interest were converted into 1,356,837 common shares of the Corporation (see Note 3). There can be no assurance that the Corporation will be successful in completing this transaction and therefore sustain operations for the foreseeable future.

  These financial statements do not reflect adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. Such adjustments could be material.

2.     SIGNIFICANT ACCOUNTING POLICIES

  (a)
  Basis of presentation

    The accompanying interim unaudited consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States ("GAAP"), and include all assets, liabilities, revenues and expenses of the Corporation and its wholly owned subsidiaries; World Heart Inc. and World Heart B.V. All material intercompany transactions and balances have been eliminated. These interim unaudited consolidated financial statements follow the same accounting policies and methods of their application as the Corporation's audited consolidated financial statements for the year ended December 31, 2004. These interim unaudited consolidated financial statements do not conform in all respects to the requirements of GAAP for annual financial statements. These condensed notes to the interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2004.

    The preparation of these unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and the accompanying notes. Actual results could differ from these estimates and the operating results for the interim periods presented are not necessarily indicative of the results expected for the full year. In the opinion of management, these unaudited consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented.

3.     CONVERTIBLE DEBENTURES

  On September 15, 2004, the Corporation issued unsecured convertible debentures ("Debentures") and detachable warrants ("Warrants") for gross proceeds of $13,318,750 and net proceeds of $12,101,668 after share issue costs of $1,217,082. The Debentures, which become due on September 15, 2009, are convertible at any time at the holders' option into common shares of the Corporation at a price of $1.25 per share and accumulate non-compounding interest at an annual rate of 3%. Interest is convertible at any time into common shares of the Corporation at a price based on the five day weighted average trading price immediately prior to conversion. The Corporation can redeem the Debentures when the trading price of the Corporation's common shares is greater than $3.00 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Debentures in any 90-day period. In addition, Warrants to purchase 10,655,000 common shares of the Corporation at an exercise price of $1.55 per share and exercisable for a period of five years were issued to the Debenture holders. The Corporation may call the Warrants when the trading price of the Corporation's common shares is greater than $4.50 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Warrants in any 90-day period.

  The proceeds of the issue were split between the Debentures, the Warrants and the beneficial conversion feature included in the Debentures based on their relative fair values. The respective fair values of the components of the Debentures as at the time of issue, as at December 31, 2004 and as at March 31, 2005 are as follows:

	September 15, 2004	December 31, 2004	March 31, 2005
			(unaudited)
Convertible debentures	$1,911,128	$8,177,140	$7,473,840
Warrants	4,369,170	4,369,170	4,369,170
Beneficial conversion feature	5,821,370	—	—

	$12,101,668	$12,546,310	$11,843,010

  On September 16, 2004, the earliest possible conversion date, the full value of the beneficial conversion feature was charged to interest expense. Interest and accretion is accrued at the effective rate of the Debentures up to its original maturity value of $15,316,563 on September 15, 2009. As a result, $347,322 of interest and accretion was charged during the three months ended March 31, 2005.

  As a condition of the MedQuest transaction, investors that participated in the Corporation's September 2004 convertible debenture transaction have unanimously agreed, subject to shareholder approval of a reduction in the Warrant exercise price from $1.55 to $1.00 per share, to convert their Debentures at their stated conversion price of $1.25 per common share into approximately 10,655,000 common shares. The accrued interest will be converted into common shares at a conversion price equal to the market prices at the date of conversion. The Debenture holders have also unanimously agreed, subject to shareholder approval of the reduction in the Warrant exercise price, to exercise the corresponding Warrants into 10,655,000 common shares of the Corporation at an exercise price of $1.00 per share. The Warrants are currently exercisable until September 2009 at a price of $1.55 per common share. The Corporation is seeking shareholder approval for the $0.55 reduction in the Warrant exercise price.

4.     STOCK-BASED COMPENSATION

  The Corporation accounts for its stock option plan in accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation", which requires companies to recognize as expense, over the vesting period, the fair value of all stock based awards on the date of grant or to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and provide pro forma net income and pro forma income per share disclosures as if the fair value based method defined in SFAS No. 123 had been applied to stock-based awards. The Corporation follows this alternative method.

  The estimated share-based compensation costs based on stock options granted to directors and employees and the pro forma net loss and loss per share are as follows:

	Three months ended March 31, 2005	Three months ended March 31, 2004
	(unaudited)	(unaudited)
Net loss for the period	$(3,942,396)	$(3,509,607)
Share-based compensation costs	(331,720)	(617,503)

Adjusted pro forma net loss	$(4,274,116)	$(4,127,110)

Reported basic and diluted loss per common share	$(0.24)	$(0.23)
Share-based compensation costs per common share	(0.02)	(0.04)

Pro forma basic and diluted loss per common share	$(0.26)	$(0.27)

  On September 23, 2004, the Corporation conditionally granted 2,383,725 options to purchase common shares of the Corporation, to employees, officers, directors, and consultants, subject to shareholder approval of an increase in the number of options available under the employee stock option plan. These options have an exercise price of $1.12 per share, except for 215,000 options which have an exercise price of Cdn $1.43 per share. The options vest one third on each of the first, second and third anniversaries of the date of grant and expire on September 22, 2013. In addition, the Corporation conditionally granted on January 31, 2005, 3,418,750 options to purchase common shares of the Corporation, to employees, officers, directors and consultants, subject to shareholder approval of an increase in the number of options available under the employee stock option plan; 1,309,500 of these options are reserved for new officers and employees. These options have an exercise price of $1.48 per share, vest one third on each of the first, second and third anniversaries of the date of grant and expire six years after each vesting date. The share-based compensation costs and the adjusted pro forma net loss above do not include the charges related to the options conditionally granted by the Corporation. These options will be measured and the resulting compensation cost will be recorded after shareholder approval.

  The Corporation did not have any new option issuances requiring measurement during the three months ended March 31, 2005. The weighted average fair value of the options issued during the three months ended March 31, 2004 was $5.09. The fair values of options granted are determined using the Black-Scholes model. For the three months ended March 31, 2004, the following weighted average assumptions were utilized:

Three months ended March 31, 2004
Expected option life, in years	6
Volatility	73%
Risk free interest rate	4.00%
Dividend yield	Nil

5.     RESTRUCTURING

  On August 25, 2004, the Corporation approved a plan to consolidate its Ottawa, Ontario operations into its facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American operations into one location is expected to reduce ongoing business expenses and improve the Corporation's operational efficiency and effectiveness. The Corporation expects the restructuring to be completed by the end of June 2005 and expects to incur total restructuring charges of $2,661,002 comprised of employee severance costs of $1,535,510; contract settlement costs of $723,685; write down of capital assets to net realizable value of $335,049; and other costs of $66,758.

  The amounts accrued and expensed to date are as follows:

	Employee severance	Contract settlement	Write down	Other	Total
Costs accrued during 2004	$1,396,037	$57,653	$338,595	$22,509	$1,814,794
Costs paid or settled in 2004	(795,923)	—	(338,595)	(8,624)	(1,143,142)

Balance in accrued liabilities as at December 31, 2004	600,114	57,653	—	13,885	671,652
Costs accrued during the period	110,539	—	(3,546)	22,505	129,498
Costs paid or settled in the period	(674,414)	—	3,546	(20,518)	(691,386)

Balance in accrued liabilities as at March 31, 2005	$36,239	$57,653	$—	$15,872	$109,764

6.     CANADIAN ACCOUNTING PRINCIPLES

  The interim unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP. These principles differ, as they affect the Corporation, for the three month period ended March 31, 2005 and for the balance sheets as at March 31, 2005 and December 31, 2004, in the following material respects from Canadian GAAP. There are no differences in reported cash flows for the periods presented.

  (a)
  Balance sheets — Canadian GAAP

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets	$18,448,764	$21,743,636
Long-term receivable	—	318,553
Cash pledged as collateral for lease	750,000	750,000
Capital assets	1,937,490	2,011,586
Goodwill and intangible assets	17,307,141	17,434,655

	$38,443,395	$42,258,430

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$7,425,381	$7,637,819
Convertible debentures(1)	2,797,869	2,530,659
Long-term obligation	8,830	16,368

	10,232,080	10,184,846

Shareholders' equity (deficiency)
Common shares(2)	188,194,744	187,027,058
Contributed surplus(1)	22,389,807	22,871,780
Cumulative translation adjustment	(6,490,184)	(6,490,184)
Accumulated deficit(1)(2)	(175,883,052)	(171,335,070)

	28,211,315	32,073,584

	$38,443,395	$42,258,430

  (b)
  Statements of loss — Canadian GAAP

	March 31, 2005	March 31, 2004
	(unaudited)	(unaudited)
Net loss for the period in accordance with U.S. GAAP	$(3,942,396)	$(3,509,607)
Adjustments to reconcile to Canadian GAAP:
Non-cash share based compensation costs(3)	(331,720)	(617,503)
Interest and accretion on convertible debentures(1)	(273,866)	—

Net loss for the period in accordance with Canadian GAAP	(4,547,982)	(4,127,110)

Weighted average number of common shares outstanding	16,556,950	15,117,096

Basic and diluted loss per common share	$(0.27)	$(0.27)

  (c)
  Footnotes

  (1)
  Under U.S. GAAP the proceeds of the issue on the convertible debentures were split between the convertible debentures, the warrants for common shares, and the beneficial conversion feature based on their relative fair values. The value of the warrants and the beneficial conversion feature were recorded in additional paid-in capital. On September 16, 2004, the earliest possible exercise date, the full value of the beneficial conversion feature was charged to interest expense. Under Canadian GAAP the proceeds of the issue were allocated based on the relative fair values of the debentures, the warrants and the conversion option. The net proceeds were allocated as follows:

	September 15, 2004	December 31, 2004	March 31, 2005
			(unaudited)
Convertible debentures	$1,734,350	$2,530,677	$2,797,869
Warrants	4,504,127	4,504,127	4,504,127
Conversion feature	5,863,191	5,863,191	5,049,501

	$12,101,668	$12,897,995	$12,351,497

    The value allocated to the debentures will accrete to the cash value at maturity at the effective interest rate. Due to the conversion of debentures and the related accrued interest during the three months ended March 31, 2005, under U.S. GAAP $1,050,622 was transferred from convertible debentures and $73,825 was transferred from additional paid-in capital to common shares. Under Canadian GAAP, the amount transferred from convertible debentures was $353,996 and from contributed capital was $813,693.

    (2)
    The difference between the issue price and initial public offering (IPO) price of shares issued within a one-year period prior to the IPO is generally accounted for as an expense and charged against earnings for the period with a corresponding and equal amount recorded as paid-in capital. There is no corresponding requirement under Canadian GAAP. The difference of $32,867,182 related to the Corporation's IPO in 1996, increases the common shares and accumulated deficit reported under U.S. GAAP, with no difference reported in total shareholders' equity.

    (3)
    Under U.S. GAAP, the Corporation accounts for its stock option plan in accordance with APB Opinion No. 25 and provides pro forma net income and pro forma income per share disclosure as if the fair value based method as defined in SFAS No. 123 had been applied to stock-based awards. Under Canadian GAAP, the Corporation accounts for its stock option plan in accordance with CICA 3870 which requires entities to account for employee stock options using the fair value based method, where compensation cost is measured at fair value at the date of grant and is expensed over the stock-based awards vesting period.

7.     NEW ACCOUNTING PRONOUNCEMENTS

  In June 2001, the FASB issued SFAS No. 148, which amended the transitional provisions of SFAS No. 123 for companies electing to recognize employee stock-based compensation using the fair value based method. The provisions of FASB No. 148 will be effective for years beginning on or after January 1, 2006. In addition, during 2004, the FASB issued SFAS No. 123R, which also amended the provisions of SFAS No. 123. The provisions of FASB No. 123R will be effective for years beginning on or after January 1, 2006. The Corporation plans on adopting these new pronouncements in 2006.

APPENDIX D

PRO FORMA FINANCIAL STATEMENTS

        On January 31, 2005, WorldHeart entered into a definitive agreement to acquire substantially all of the assets of MedQuest Products, Inc. ("MedQuest") for 9,300,000 common shares of WorldHeart, subject to certain consents, conditions and shareholder approval (the "MedQuest Transaction"). In connection with the acquisition of MedQuest, WorldHeart has entered into a private placement agreement with Maverick Venture Management, LLC, ("Maverick") who is a majority shareholder of MedQuest. At the closing of the acquisition, Maverick will purchase 8,888,889 common shares of the Corporation at a purchase price of $1.35 per share. In addition, Maverick has agreed to fund MedQuest operations until the closing of the transaction at which point WorldHeart will assume the resulting net liability.

        We will launch a tender offer for the debentures issued in September 2004 to have the debentureholders agree to convert their debentures at the stated conversion price of $1.25 per common share into common shares within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction. The accrued interest will be converted into common shares at a conversion price equal to the weighted average trading price on NASDAQ for the 5 days preceding the date of conversion. In addition, we will launch a tender offer for the warrants issued in September 2004 to have the warrantholders agree to exercise their warrants into 10,655,000 common shares of the Corporation at an adjusted exercise price of $1.00 per common share within 14 days after the date on which the shareholders of WorldHeart approve the MedQuest Transaction. The Warrants are currently exercisable until September 2009 at a price of $1.55 per common share. WorldHeart will seek shareholder approval for a $0.55 reduction in the warrant exercise price.

        The following unaudited pro forma combined condensed financial statements and related notes are presented to give effect to the probable acquisition by WorldHeart of MedQuest assets and represent the combined company's unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 and the combined condensed balance sheets as at December 31, 2004 and March 31, 2005. The MedQuest statements of operations have been updated to present the twelve month period ended December 31, 2004 by adding the unaudited six month period ending December 31, 2004 and deducting the unaudited six month period ending December 31, 2003 from the twelve month period ending June 30, 2004 presented in its audited financial statements presented in Appendix D to this Circular. The data has been prepared giving effect to the probable acquisition under the purchase method of accounting as if it occurred prior to January 1, 2004 for the pro forma statements of operations and as at March 31, 2005 for the pro forma consolidated condensed balance sheet under both U.S. and Canadian GAAP using a measurement date for the acquisition of January 31, 2005. The unaudited pro forma combined condensed financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been consummated as of dates indicated or that may be achieved in the future. Certain MedQuest financial statement items have been reclassified to conform with WorldHeart accounting policies.

        The unaudited pro forma combined condensed financial information should be read in conjunction with the audited consolidated financial statements and related notes of WorldHeart and MedQuest included elsewhere in this proxy statement.

WORLD HEART CORPORATION

U.S. GAAP UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

For the fiscal year ended December 31, 2004

	World Heart Corporation	MedQuest Products, Inc.	Pro Forma Adjustments				Pro Forma World Heart Corporation
			(1)(c)	(2)	(3)	(6)
Revenue	9,575,761	139,610		(139,610)			9,575,761
Cost of Sales	(7,680,384)	—					(7,680,384)

Gross Margin	1,895,377	139,610					1,895,377

Expenses
Selling, general and administrative	(13,363,796)	(1,065,550)					(14,429,346)
Research and development	(5,838,754)	(1,991,050)		139,610			(7,690,194)
Non-cash share based compensation	—	(17,744)					(17,744)
Restructuring costs	(1,787,129)	—					(1,787,129)
Amortization of intangibles	(515,012)	(28,932)	28,932				(515,012)

	(21,504,691)	(3,103,276)					(24,439,425)

Loss before the undernoted	(19,609,314)	(2,963,666)					(22,544,048)
Other income (expenses)
Foreign exchange loss	(308,338)	—					(308,338)
Investment income	99,427	5,727					105,154
Loss on disposal of capital assets	(46,431)	—					(46,431)
Gain on forgiveness of accrued interest	—	263,871			(263,871)		—
Interest expense and financing costs	(6,277,142)	(184,996)			184,996	444,642	(5,832,500)

Loss before income taxes	(26,141,798)	(2,879,064)					(28,626,163)
Income tax (benefit) expense	—	(20)					(20)

Net Loss for the year	(26,141,798)	(2,879,084)					(28,626,183)

Weighted average number of common shares outstanding	15,373,689						54,960,078 (7)
Basic and diluted loss per common share	(1.70)						(0.52)

WORLD HEART CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2005

	World Heart Corporation	MedQuest Products, Inc.	Pro Forma Adjustments				Pro Forma World Heart Corporation
			(1)(c)	(2)	(3)	(6)
Revenue	3,416,988	61,619		(61,619)			3,416,988
Cost of Sales	(2,111,702)	—					(2,111,702)

Gross Margin	1,305,286	61,619					1,305,286

Expenses
Selling, general and administrative	(3,445,829)	(476,785)					(3,922,614)
Research and development	(1,187,558)	(788,730)		61,619			(1,914,669)
Non-cash share based compensation	—	—					—
Restructuring costs	(129,498)	—					(129,498)
Amortization of intangibles	(127,514)	(7,233)	7,233				(127,514)

	(4,890,399)	(1,272,748)					(6,094,295)

Loss before the undernoted	(3,585,113)	(1,211,129)					(4,789,009)
Other income (expenses)
Foreign exchange gain (loss)	(24,372)						(24,372)
Investment income	20,026	1,320					21,346
Loss on disposal of capital assets	—						—
Interest expense and financing costs	(352,937)	(4,291)			4,291	347,322	(5,615)

Loss before income taxes	(3,942,396)	(1,214,100)					(4,797,650)
Income tax (benefit) expense	—	—					—

Net Loss for the year	(3,942,396)	(1,214,100)					(4,797,650)

Weighted average number of common shares outstanding	16,556,950						56,143,339 (7)
Basic and diluted loss per common share	(0.24)						(0.09)

WORLD HEART CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As at March 31, 2005

	World Heart Corporation	MedQuest Products, Inc.	Pro Forma Adjustments					Pro Forma World Heart Corporation
			(1)(a)	(1)(b)	(4)	(5)	(6)
Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	4,536,861	412,456		(325,000)	12,000,000	10,655,000		27,279,317
Short-term investments	—	—						—
Trade and other receivables	4,137,000	58,110						4,195,110
Prepaid expenses	991,467	19,685						1,011,152
Deferred transaction and financing costs	330,247							330,247
Inventory	8,453,189	—						8,453,189

	18,448,764	490,251						41,269,015
Long-term receivable	—	—						—
Cash pledged as collateral for lease	750,000	—						750,000
Capital assets	1,937,490	204,570		38,252				2,180,312
Goodwill	17,179,643	—						17,179,643
Intangible assets	127,498	336,097		(336,097)				127,498

	38,443,395	1,030,918						61,506,468

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Accounts payable and accrued liabilities	4,234,969	284,653		417,000	100,000			5,036,622
Taxes payable	744,000	—						744,000
Accrued compensation	744,249	124,433						868,682
Capital lease obligation	—	434						434
License fee payable	—	28,496						28,496
Deferred revenue	1,702,163	—						1,702,163
Notes payable	—	1,000,000						1,000,000

	7,425,381	1,438,016						9,380,397
Convertible debentures	7,473,840	—					(7,473,840)	—
License fee payable	—	110,114						110,114
Capital lease obligation	—	—						—
Long-term obligation	8,830	—						8,830

	14,908,051	1,548,130						9,499,341

Shareholders equity
Common shares	215,740,523	127	(127)	12,555,000	11,900,000	20,884,420	13,257,846	274,337,789
Preferred shares	—	6,676	(6,676)					—
APIC	11,377,442	14,996,956	(14,996,956)			(4,369,170)	(5,784,006)	1,224,266
CTA	(6,285,577)	—						(6,285,577)
Accumulated deficit	(197,297,044)	(15,520,971)	15,520,971	(14,112,057)		(5,860,250)		(217,269,351)

	23,535,344	(517,212)						52,007,127

	38,443,395	1,030,918						61,506,468

Other Data:
Shares outstanding	17,101,359							56,687,748	(8)
Book value per share	1.38 (9)							0.92	(9)

NOTES TO THE U.S. GAAP UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

(1)
The probable acquisition has been treated as a purchase of MedQuest assets for the purposes of presenting these pro forma combined condensed financial statements. WorldHeart will acquire all of the assets, except for cash of $325,000 and assume all of the operating liabilities and notes payable, except for income and other tax liabilities relating to the ongoing MedQuest Inc. entity. Accordingly, the MedQuest equity has been removed and the assets and liabilities have been adjusted to estimated fair values for the purposes of preparing the U.S. GAAP pro forma combined condensed balance sheets. The estimated purchase price of $14,520,130 consists of the following components:

March 31, 2005
Share Consideration	$12,555,000
MedQuest Liabilities assumed	1,548,130
Acquisition costs	417,000

$14,520,130

  The allocation of the estimated purchase price to the assets and the in-process research and development is:

March 31, 2005
Current assets	$165,251
Capital Assets	242,822
IPR&D	14,112,057

$14,520,130

  We believe that all intangible assets acquired from MedQuest relate to one project, the research and development of the HeartQuest Ventricular Assist Device and the related peripheral devices collectively referred to herein as the HeartQuest Ventricular Assist System ("HeartQuest VAS"), that will potentially lead to revenues and cash flows from the commercialization of the HeartQuest VAS. While we may monitor and assess the research and development progress on various HeartQuest programs, we believe that they all ultimately relate to the same project and a single stream of expenses and cash flows and in the future, if development is successful, revenues. Because the HeartQuest VAS project has realized no revenue to date and has no identifiable date for commercialization, we have treated the probable transaction as a purchase of assets as opposed to the purchase of a business. In addition, we believe that all of the continuing efforts related to MedQuest will be related to research and development until it becomes clear that an identifiable market exists for the HeartQuest VAS. The intangible assets to be acquired from MedQuest have been preliminarily identified as follows:

March 31, 2005
Patented and other technology	$12,857,972
Workforce in place	741,959
Internally developed software	512,126

Total intangible assets	$14,112,057

  Because these assets are intended for use in the continuing research and development of the HeartQuest VAS with no alternative future use identified, we have determined preliminarily that these items will be charged to research and development expenses when they are acquired. The acquired in-process research and development (IPR&D) has been charged to accumulated deficit in the U.S. GAAP pro forma combined condensed balance sheets. It has not been reflected in the U.S GAAP pro forma combined condensed statements of operations.

  We used an income approach in valuing the acquired IPR&D. The income approach reflects the present value of the operating cash flows generated by the IPR&D after taking into account the cost to complete the project, the relative risk of the project, the contribution of other assets and a 41% after-tax discount rate was applied to the in-process product cash flows, to reflect the time value of invested capital. We expect to begin deriving revenue from the MedQuest LVAS in 2007 and incur costs of approximately $23 million until that point.

  The projected revenue, expenses and cash flows used in the income approach are based upon probable revenues, expenses and cash flows likely to be generated upon completion of the IPR&D and the beginning of commercial sales, as estimated by MedQuest management. The projections assume that the HeartQuest™ VAD project will be successful and that the product development and commercialization meet management's current time schedule. The revenue, expenses and cash flows related to the IPR&D is projected over a ten year period. This forecast period has been selected after discussing with management the significant functionality that is expected to occur within the project that has been identified. It is also expected that the technology associated with the acquired IPR&D will contribute to future product development.

  A 41% after-tax discount rate was applied to the in-process product cash flows after adjusting for the stage of completion of the project. The discount rate applied to the IPR&D cash flows reflects the risk of an investment in the business. Included in this overall risk rate are technological and market risks as well as the time value of money. Technological risk refers to the risk that the product under development will not perform as expected or will require considerably more development effort than expected. Market risk refers to the risk that the product will not receive required market approval from the major markets such as the United States, Europe and Japan or generally not meet with acceptance from the market. As a result of both factors, the cash flows derived from the product may be variable and may have material adverse effects on the future financial condition and results of operation of WorldHeart after the merger.

  The forecast data employed in the analyses is based upon product level forecast information obtained by MedQuest from numerous internal and external sources. WorldHeart management has reviewed and challenged the forecast data and related assumptions and has used the information in calculating IPR&D. The forecast data and assumptions are inherently uncertain and unpredictable. However, based upon the information available at this time, WorldHeart believes the forecast data and assumptions to be reasonable. These assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the forecasted results. Any such variance may result in a material adverse effect on the future financial condition and results of operations of WorldHeart after the merger.

  In determining the allocation of purchase price to the IPR&D, the concept of alternative future use was specifically considered for the project under development. The acquired IPR&D consists of MedQuest's completed work on the HeartQuest VAD program at the time of acquisition. There are no identified alternative uses for the in-process programs if the programs fail in clinical trials or are otherwise deemed unfeasible. The development effort for the acquired IPR&D does not possess an alternative future use for WorldHeart after the merger as defined by generally accepted accounting principles.

  We valued the assembled workforce in place using the replacement cost approach. Under this approach, the workforce is valued by calculating the costs avoided by WorldHeart through obtaining a pre-existing, trained and fully efficient team rather than incurring the costs to assemble and train this workforce. The savings realized include avoided recruiting costs and avoided loss of productivity.

  We valued the internally developed system simulation software technology using the cost approach. This approach is based on the current cost to recreate or duplicate the assets less an appropriate allowance for obsolescence from all causes — physical, functional and economic. The fair value was determined by multiplying the replacement cost new value by a 100% completion premium and reducing it by a 50% obsolescence factor.

  The pro forma adjustments recorded that relate to the acquisition are further detailed as follows:

  (a)
  An adjustment to eliminate the balances from MedQuest shareholder's equity.

  (b)
  An adjustment to record the issuance of 9,300,000 common shares at $1.35 per share for a total increase in common shares of $12,555,000, decrease cash by $325,000 for the amount to be retained by MedQuest, increase liabilities by $417,000 to record estimated acquisition costs, reduce the carrying value of MedQuest intangible assets to zero and increase the accumulated deficit for intangible assets acquired for use in continuing research and development.

  (c)
  An adjustment to eliminate the amortization of MedQuest intangibles.

(2)
The grant revenue recorded by MedQuest has been reclassified to offset research and development expenditures to be consistent with WorldHeart's accounting policies.

(3)
Interest expense and gain on forgiveness of interest accrued on the MedQuest Notes Payable has been eliminated to reflect the assumption that the Notes would have been converted to equity prior to the transaction.

(4)
As a condition of the transaction, the MedQuest majority shareholder will purchase 8,888,889 common shares at $1.35 per share for gross proceeds of $12,000,000. The gross proceeds have been offset by estimated issue costs of $100,000.

(5)
As a condition of the transaction, certain warrant holders will exercise their warrants at a price of $1 per share providing gross proceeds of $10,655,000. The change in fair value attributed to the decrease in the exercise price of the warrants from $1.55 to $1.00, of $5,860,250 has been recorded as an increase in accumulated deficit and an increase in the carrying value of the warrants included in APIC. The value attributed to the increase in the carrying value of the warrants will be charged to income available to common shareholders at the completion of the probable acquisition expected to occur during the three month period ending September 30, 2005. Share Capital will increase by $20,884,420 representing the gross proceeds received from the warrant exercise plus the entire value of the warrants included in APIC.

(6)
The convertible debentures will convert the original principal at a conversion price of $1.25 and the accrued interest of approximately $140,000 will be converted at the prevailing market share price which is $1.60. The conversion will eliminate all of the convertible debentures and decrease APIC by $5,784,006, the amount allocated to the beneficial conversion feature. Interest and accretion accrued on the convertible debentures has been eliminated from the pro forma combined condensed statements of operation totalling $444,642 for the year ended December 31, 2004 and $347,322 for the three months ended March 31, 2005.

(7)
The pro forma net loss per common share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding, assuming WorldHeart and MedQuest had merged on January 1, 2004. The pro forma weighted average number of shares outstanding is calculated as follows:

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
WorldHeart weighted average common shares	15,373,689	16,556,950
Common shares issued for MedQuest assets	9,300,000	9,300,000
Common shares issued to MedQuest majority shareholder	8,888,889	8,888,889
Common shares issued upon exercise of 10,655,000 warrants	10,655,000	10,655,000
Common shares issued upon conversion of convertible debentures principal	10,655,000	10,655,000
Common shares issued upon conversion of convertible debentures interest	87,500	87,500

	54,960,078	56,143,339

(8)
The adjustment to March 31, 2005 WorldHeart common shares is determined as follows:

As At March 31, 2005
WorldHeart common shares outstanding	17,101,359
Common shares issued for MedQuest assets	9,300,000
Common shares issued to MedQuest majority shareholder	8,888,889
Common shares issued upon exercise of 10,655,000 warrants	10,655,000
Common shares issued upon conversion of convertible debentures principal	10,655,000
Common shares issued upon conversion of convertible debentures interest	87,500

56,687,748

(9)
Net book value per share is determined by dividing shareholders equity by the number of shares outstanding at the period end.

WORLD HEART CORPORATION

CANADIAN GAAP UNAUDITED PRO FORMA
COMBINED CONDENSED STATEMENTS OF OPERATIONS

For the fiscal year ended December 31, 2004

	World Heart Corporation	MedQuest Products, Inc.	Pro Forma Adjustments				Pro Forma World Heart Corporation
			(1)(c)	(2)	(3)	(6)
Revenue	9,575,761	139,610		(139,610)			9,575,761
Cost of Sales	(7,680,384)	—					(7,680,384)

Gross Margin	1,895,377	139,610					1,895,377

Expenses
Selling, general and administrative	(13,363,796)	(1,065,550)					(14,429,346)
Research and development	(5,838,754)	(1,991,050)		139,610			(7,690,194)
Non-cash share based compensation	(2,134,707)	(185,387)					(2,320,094)
Restructuring costs	(1,787,129)	—					(1,787,129)
Amortization of Intangibles	(515,012)	(28,932)	(1,378,878)				(1,922,822)

	(23,639,398)	(3,270,919)					(28,149,585)

Loss before the undernoted	(21,744,021)	(3,131,309)					(26,254,208)
Other income (expenses)
Foreign exchange loss	(308,338)	—					(308,338)
Investment income	99,427	5,727					105,154
Loss on disposal of capital assets	(46,431)	—					(46,431)
Gain on forgiveness of accrued interest	—	263,871			(263,871)		—
Interest expense and financing costs	(807,442)	(417,089)			417,089	796,309	(11,133)

Loss before income taxes	(22,806,805)	(3,278,800)					(26,514,956)
Income tax (benefit) expense	—	(20)					(20)

Net Loss for the year	(22,806,805)	(3,278,820)					(26,514,976)

Weighted average number of common shares outstanding	15,373,689						54,960,078 (7)
Basic and diluted loss per common share	(1.48)						(0.48)

WORLD HEART CORPORATION

CANADIAN GAAP UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As at December 31, 2004

	World Heart Corporation	MedQuest Products, Inc.	Pro Forma Adjustments						Pro Forma World Heart Corporation
			(1)(a)	(1)(b)	(1)(c)	(4)	(5)	(6)
Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	3,818,767	618,899		(325,000)		12,000,000	10,655,000		26,767,666
Short-term investments	4,999,034	—							4,999,034
Trade and other receivables	4,238,049	12,663							4,250,712
Prepaid expenses	575,261	19,803							595,064
Inventory	8,112,525	—							8,112,525

	21,743,636	651,365							44,725,001
Long-term receivable	318,553	—							318,553
Cash pledged as collateral for lease	750,000	—							750,000
Capital assets	2,011,586	208,159		14,309					2,234,054
Goodwill	17,179,643	—							17,179,643
Intangible assets	255,012	343,330		12,585,803	(1,378,878)				11,805,267

	42,258,430	1,202,854							77,012,518

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Accounts payable and accrued liabilities	3,854,833	197,050		417,000		100,000			4,568,883
Taxes payable	832,000	—							832,000
Accrued compensation	1,343,364	136,784							1,480,148
Capital lease obligation	—	9,891							9,891
License fee payable	—	52,127							52,127
Deferred revenue	1,607,622	—							1,607,622

	7,637,819	395,852							8,550,671
Convertible debentures	2,530,659	—						(2,530,659)	—
License fee payable	—	110,114							110,114
Long-term obligation	16,368	—							16,368

	10,184,846	505,966							8,677,153

Shareholders equity
Common shares	187,027,058	128	(128)	12,555,000		11,900,000	21,019,377	7,982,030	240,483,465
Preferred shares	—	6,676	(6,676)						—
Contributed surplus	22,871,780	16,490,303	(16,490,303)				(4,504,127)	(5,451,371)	12,916,282
CTA	(6,490,184)	—							(6,490,184)
Accumulated deficit	(171,335,070)	(15,800,219)	15,800,219		(1,378,878)		(5,860,250)		(178,574,198)

	32,073,584	696,888							68,335,365

	42,258,430	1,202,854							77,012,518

Other Data:
Shares outstanding	15,744,522								55,330,911	(8)
Book value per share	2.04 (9)								1.24	(9)

NOTES TO THE CANADIAN GAAP UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

(1)
The probable acquisition has been treated as a purchase of MedQuest assets for the purposes of presenting these pro forma combined condensed financial statements. WorldHeart will acquire all of the assets, except for cash of $325,000 and assume all of the operating liabilities and notes payable, except for income and other tax liabilities relating to the ongoing MedQuest Inc. entity. Accordingly, the MedQuest equity has been removed and the assets and liabilities have been adjusted to estimated fair values for the purposes of preparing the Canadian GAAP pro forma combined condensed balance sheets. The estimated purchase price of $13,477,966 consists of the following components:

December 31, 2004
Share Consideration	$12,555,000
MedQuest Liabilities Assumed	505,966
Acquisition Costs	417,000

$13,477,966

  The allocation of the estimated purchase price to the assets and the acquired intangible assets is:

December 31, 2004
Current Assets	$326,365
Capital Assets	222,468
Acquired Intangible Assets	12,929,133

$13,477,966

  Acquired intangible assets are amortized over a weighted average estimated useful life of 9.3 years.

  The pro forma adjustments recorded that relate to the acquisition are further detailed as follows:

  (a)
  An adjustment to eliminate the balances from MedQuest shareholder's equity.

  (b)
  An adjustment to record the issuance of 9,300,000 common shares at $1.35 per share for a total increase in common shares of $12,555,000, decrease cash by $325,000 for the amount to be retained by MedQuest, increase liabilities by $417,000 to record estimated acquisition costs, reduce the carrying value of MedQuest intangible assets by $343,330 and increase intangible assets by $12,929,133 for assets acquired.

  (c)
  An adjustment of $1,378,878 to eliminate the amortization of legacy MedQuest intangibles of $28,932 and amortize the intangible assets arising from the acquisition of $1,407,810.

(2)
The grant revenue recorded by MedQuest has been reclassified to offset research and development expenditures to be consistent with WorldHeart's accounting policies.

(3)
Interest expense and gain on forgiveness of interest accrued on the MedQuest Notes Payable has been eliminated to reflect the assumption that the Notes would have been converted to equity prior to the transaction.

(4)
As a condition of the transaction, the MedQuest majority shareholder will purchase 8,888,889 common shares at $1.35 per share for gross proceeds of $12,000,000. The gross proceeds have been offset by estimated issue costs of $100,000.

(5)
As a condition of the transaction, certain warrant holders will exercise their warrants at a price of $1 per share providing gross proceeds of $10,655,000. The change in fair value attributed to the decrease in the exercise price of the warrants from $1.55 to $1.00, or concession to exercise the warrants, of $5,860,250 has been recorded as an increase in accumulated deficit and an increase in the carrying value of the warrants included in contributed surplus. Share Capital will increase by $21,019,377 representing the gross proceeds received from the warrant exercise plus the entire value of the warrants included in contributed surplus.

(6)
The convertible debentures will convert the original principal at a conversion price of $1.25 and the accrued interest of approximately $140,000 will be converted at the prevailing market share price which is $1.60. The conversion will eliminate all of the convertible debentures and decrease contributed surplus by $5,451,371, the amount allocated to equity. Interest accrued on the convertible debentures has been eliminated from the pro forma combined condensed statements of operation totalling $796,309.

(7)
The pro forma net loss per common share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding, assuming WorldHeart and MedQuest had merged on January 1, 2004. The pro forma weighted average number of shares outstanding for the year ended December 31, 2004 is calculated as follows:

December 31, 2004
WorldHeart weighted average common shares	15,373,689
Common shares issued for MedQuest assets	9,300,000
Common shares issued to MedQuest majority shareholder	8,888,889
Common shares issued upon exercise of 10,655,000 warrants	10,655,000
Common shares issued upon conversion of convertible debentures principal	10,655,000
Common shares issued upon conversion of convertible debentures interest	87,500

54,960,078

(8)
The adjustment to December 31, 2004 WorldHeart common shares is determined as follows:

December 31, 2004
WorldHeart common shares outstanding	15,744,522
Common shares issued for MedQuest assets	9,300,000
Common shares issued to MedQuest majority shareholder	8,888,889
Common shares issued upon exercise of 10,655,000 warrants	10,655,000
Common shares issued upon conversion of convertible debentures principal	10,655,000
Common shares issued upon conversion of convertible debentures interest	87,500

55,330,911

(9)
Net book value per share is determined by dividing December 31, 2004 shareholders equity by the number of shares outstanding at December 31, 2004.

APPENDIX E

RATIO OF EARNINGS TO FIXED CHARGES; BOOK VALUE PER SHARE

RATIO OF EARNINGS TO FIXED CHARGES

    FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004 AND FOR THE QUARTER ENDED MARCH 31, 2005, THE RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY IS:

($ in thousands)	Year Ended December 31, 2003	Year Ended December 31, 2004	Quarter Ended March 31, 2005
Net loss	$(18,168)	$(26,142)	$(3,942)
Fixed charges	$6,277	$6,020	$353
Ratio(2)	—	—	—
Additional earnings(3)	$24,445	$32,162	$4,295

1.
FIXED CHARGES CONSIST OF INTEREST EXPENSE FOR ALL PERIODS PLUS ACCRETION ON PREFERRED SHARES FOR 2003.

2.
DUE TO COMPANY'S NET LOSSES, THE RATIO COVERAGE WAS LESS THAN 1:1 IN ALL PERIODS AND NOT CALCULATED.

3.
ADDITIONAL EARNINGS THE COMPANY WOULD BE REQUIRED TO GENERATE TO ACHIEVE A COVERAGE RATIO OF 1:1.

BOOK VALUE PER SHARE

        As of March 31, 2005, the book value per share of World Heart's common shares was $1.38.

E-1

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TABLE OF CONTENTS
SUMMARY OF TERMS
CERTAIN RISKS OF ACCEPTING THE OFFER
THE OFFER
MANAGEMENT'S STATEMENT OF RESPONSIBILITY
AUDITORS' REPORT TO THE SHAREHOLDERS OF WORLD HEART CORPORATION
COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES
WORLD HEART CORPORATION CONSOLIDATED BALANCE SHEETS (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Deficiency) (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOW (United States Dollars)
WORLD HEART CORPORATION NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MANAGEMENT'S STATEMENT OF RESPONSIBILITY
AUDITORS' REPORT TO THE SHAREHOLDERS OF WORLD HEART CORPORATION
WORLD HEART CORPORATION CONSOLIDATED BALANCE SHEETS (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Deficiency) (United States Dollars)
CONSOLIDATED STATEMENTS OF CASH FLOW
WORLD HEART CORPORATION CONSOLIDATED BALANCE SHEETS (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT (United States Dollars)
WORLD HEART CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOW (United States Dollars)
APPENDIX D PRO FORMA FINANCIAL STATEMENTS
WORLD HEART CORPORATION U.S. GAAP UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS For the fiscal year ended December 31, 2004
WORLD HEART CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS For the three months ended March 31, 2005
WORLD HEART CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET As at March 31, 2005
NOTES TO THE U.S. GAAP UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
WORLD HEART CORPORATION CANADIAN GAAP UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS For the fiscal year ended December 31, 2004
WORLD HEART CORPORATION CANADIAN GAAP UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET As at December 31, 2004
NOTES TO THE CANADIAN GAAP UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
APPENDIX E RATIO OF EARNINGS TO FIXED CHARGES; BOOK VALUE PER SHARE RATIO OF EARNINGS TO FIXED CHARGES
BOOK VALUE PER SHARE